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                                                                    EXHIBIT 10.1

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                         AGREEMENT OF PURCHASE AND SALE

                          AND JOINT ESCROW INSTRUCTIONS

                                 by and between

           KIP PROPERTIES LLC, A CALIFORNIA LIMITED LIABILITY COMPANY,
                                    as Seller

                                       and

                         PACIFIC GULF PROPERTIES, INC,
                         -----------------------------
                                    as Buyer

                                      dated
                               September 10, 1997

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                                TABLE OF CONTENTS


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                                                                                 PAGE
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
AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS ...................  1
     1.   Purchase and Sale ....................................................  2
     2.   Purchase Price .......................................................  2
          2.1   Initial Deposit ................................................  2
          2.2   Additional Deposit..............................................  2
          2.3   Closing Funds...................................................  3
          2.4   Interest on Deposits............................................  3

     3.   Escrow................................................................  3
          3.1   Opening of Escrow...............................................  3
          3.2   Closing.........................................................  4

     4.   Extension of Original Closing Date....................................  4

     5.   Buyer's Examination/Reviews/Inspections...............................  4
          5.1   Buyer's Approvals...............................................  4
                (a)     Title Examination.......................................  4
                (b)     Buyer's Reviews.........................................  5
                (c)     Buyer's Inspection......................................  6
          5.2   Funding Approval................................................  7
          5.3   Termination.....................................................  7
          5.4   Allocation of Purchase Price....................................  8
          5.5   NO OBLIGATION BY SELLER TO CORRECT DEFECTS......................  8

     6.   Deposits by Seller....................................................  8

     7.   Deposits by Buyer.....................................................  9

     8.   Conditions of Closing.................................................  9
          8.1   Buyer's Conditions..............................................  9
                8.1.1 Title Insurance...........................................  9
                8.1.2 Delivery of Documents by Seller...........................  9
                8.1.3 Tenant Estoppel Certificates..............................  9
          8.2   Seller's Condition.............................................. 10

     9.   Damage or Condemnation Prior to Closing............................... 11
          9.1   Condemnation.................................................... 11
          9.2   Casualty Loss................................................... 11
                9.2.1   Casualty Over $1,000,000................................ 11
                9.2.2   Casualty Under $1,000,000............................... 11
                9.2.3   Cost of Repair.......................................... 12
                9.2.4   Insurance............................................... 12
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
     10.  Costs and Expenses.................................................... 12
          10.1    Seller's Costs................................................ 12
          10.2    Buyer's Costs................................................. 12

     11.  Prorations; Credits................................................... 12

     12.  Disbursements and Other Actions by Escrow Holder...................... 14
          12.1    Closing....................................................... 14
          12.2    Deliveries.................................................... 15

     13.  Operations During Escrow.............................................. 15

     14.  Conduct of Rental Activity Prior to Closing........................... 15
          14.1    Rental Activity Prior to the Contingency Date................. 15
          14.2    Rental Activity After the Contingency Date.................... 15
          14.3    Certain Definitions........................................... 16
                  (a)    Approved New Lease..................................... 16
                  (b)    New Lease Commission................................... 16
                  (c)    Tenant Improvement Costs............................... 16
                  (d)    Approved New Lease Costs............................... 17
                  (e)    Approved New Lease Term................................ 17
                  (f)    Buyer's Share.......................................... 17
                  (g)    Buyer's Share of Approved New Lease Costs.............. 17
                  (h)    Buyer's Total Share of Approved New Lease Costs........ 17

          14.4    Credit to Seller for Buyer's Total Share of Approved
                  New Lease Costs............................................... 17

     15.  Representations and Warranties........................................ 17
          15.1    Seller's Representations...................................... 17
                  15.1.1 Authority; Binding On Seller; Enforceability........... 17
                  15.1.2 Conflict with Existing Laws or Contracts............... 17
          15.2    Buyer's Representation........................................ 18
                  15.2.1 Authority; Enforceability.............................. 18
                  15.2.2 Conflict with Existing Laws or Contracts............... 18
                  15.2.3 Decision to Purchase................................... 18
                  15.2.4 Information Furnished to Seller........................ 18

     16.  Hazardous Material.................................................... 18
          16.1 Definition of Hazardous Material................................. 18
          16.2 Presence of Hazardous Material................................... 19
          16.3 Indemnification.................................................. 19

     17.  Disclaimer/As Is Sale/Release......................................... 19
          17.1    AS IS......................................................... 19
          17.2    BUYER'S INDEPENDENT DUE DILIGENCE............................. 21
                  17.2.1 PHYSICAL INSPECTION.................................... 21
                  17.2.2 REVIEW OF RECORDS...................................... 21
                  17.2.3 PURCHASE FOR BUYER'S ACCOUNT........................... 22
          17.3    Release ...................................................... 22
          17.4    Waiver ....................................................... 22


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
          17.5    Certain Obligations Not Released.............................. 23

     18.  Legal Fees............................................................ 23

     19.  Notices............................................................... 24

     20.  Brokers............................................................... 25

     21.  No Survival........................................................... 25

     22.  Tax-Deferred Exchange................................................. 25

     23.  No Offer.............................................................. 26

     24.  Time of Essence....................................................... 26

     25.  Counterparts.......................................................... 26

     26.  Captions.............................................................. 26

     27.  No Obligations to Third Parties....................................... 26

     28.  Exhibits.............................................................. 26

     29.  Amendment to this Agreement........................................... 26

     30.  Waiver................................................................ 26

     31.  Applicable Law........................................................ 27

     32.  Entire Agreement...................................................... 27

     33.  Successors and Assigns................................................ 27

     34.  CERTAIN REMEDIES...................................................... 27
          34.1    LIQUIDATED DAMAGES............................................ 27
          34.2    LIMITATION ON LIABILITY....................................... 27

     35.  No Third Party Beneficiaries . . ..................................... 28

     36.  Interpretation; Computation of Periods................................ 28

     37.  Confidentiality....................................................... 28

     38.  AGENCY RELATIONSHIP................................................... 29

     39.  WAIVER OF TRIAL BY JURY............................................... 29

     40.  REVIEW WITH INDEPENDENT COUNSEL....................................... 29


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                         AGREEMENT OF PURCHASE AND SALE

                          AND JOINT ESCROW INSTRUCTIONS

        THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS ("AGREEMENT"), dated September 10, 1997 for reference purposes only, constitutes an agreement by which_____________________________________________ ("BUYER"),
agrees to purchase, and KIP PROPERTIES LLC, a California limited liability company ("SELLER"), agrees to sell the following described real and personal property:

        A. That certain improved real property located in the City of Anaheim, County of Orange, State of California, commonly known as Commerce Park - Anaheim, 1440 South State College Boulevard, Anaheim, California, consisting of
(i) that certain real property more particularly described in EXHIBIT "A-1" attached hereto (the "ANAHEIM LAND"), (ii) any and all improvements owned by Seller and located on the Anaheim Land (the "ANAHEIM IMPROVEMENTS"), and (iii) the personal property owned by Seller and located on the Anaheim Land listed on EXHIBIT "A-2" attached hereto (collectively, the "ANAHEIM PERSONAL PROPERTY"). The Anaheim Land, Anaheim Improvements, and Anaheim Personal Property are herein referred to collectively as the "ANAHEIM PROPERTY."

        B. That certain improved real property located in the City of Sunnyvale, County of Santa Clara, State of California, commonly known as Commerce Park - Sunnyvale, 1095 East Duane Avenue, Sunnyvale, California, consisting of (i) that certain real property more particularly described in EXHIBIT "B-1" attached hereto (the "SUNNYVALE LAND"), (ii) any and all improvements owned by Seller and located on the Sunnyvale Land (the "SUNNYVALE IMPROVEMENTS"), and (iii) the personal property owned by Seller and located on the Sunnyvale Land listed on EXHIBIT "B-2" attached hereto (collectively, the "SUNNYVALE PERSONAL PROPERTY"). The Sunnyvale Land, Sunnyvale Improvements, and Sunnyvale Personal Property are herein referred to collectively as the "SUNNYVALE PROPERTY."

        C. That certain improved real property located in the City of Santa Clara, County of Santa Clara, State of California, commonly known as Commerce Park - San Tomas, 3000 Scott Boulevard, Santa Clara, California, consisting of
(i) that certain real property more particularly described in EXHIBIT "C-1" attached hereto (the "SAN TOMAS LAND"), (ii) any and all improvements owned by Seller and located on the San Tomas Land (the "SAN TOMAS IMPROVEMENTS"), and
(iii) the personal property owned by Seller and located on the San Tomas Land listed on EXHIBIT "C-2" attached hereto (collectively, the "SAN TOMAS PERSONAL PROPERTY"). The San Tomas Land, San Tomas Improvements, and San Tomas Personal Property are herein referred to collectively as the "SAN TOMAS PROPERTY."

        D. That certain improved real property located in the City of Sacramento, County of Sacramento, State of California, commonly known as Commerce Park - Sacramento, 1787 Tribute Road, Sacramento, California, consisting of (i) that certain real property more particularly described in EXHIBIT "D-1" attached hereto (the "SACRAMENTO LAND"), (ii) any and all improvements owned by Seller and located on the Sacramento Land (the "SACRAMENTO IMPROVEMENTS"), and (iii) the personal property owned by Seller and located on the Sacramento Land and listed on EXHIBIT "D-2" attached hereto (collectively,


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the "SACRAMENTO PERSONAL PROPERTY"). The Sacramento Land, Sacramento
Improvements, and Sacramento Personal Property are herein referred to collectively as the "SACRAMENTO PROPERTY."

        The Anaheim Land, Sunnyvale Land, San Tomas Land and Sacramento Land are sometimes hereinafter referred to collectively as the "LAND" and individually as a "REAL PROPERTY SITE." The Anaheim Improvements, Sunnyvale Improvements, San Tomas Improvements and Sacramento Improvements are sometimes hereinafter referred to collectively as the "IMPROVEMENTS." The Anaheim Personal Property, Sunnyvale Personal Property, San Tomas Personal Property and Sacramento Personal Property are sometimes hereinafter referred to collectively as the "PERSONAL PROPERTY." The Anaheim Property, Sunnyvale Property, San Tomas Property and Sacramento Property are sometimes hereinafter referred to collectively as the "PROPERTY" or "PROPERTIES" and individually as a "PROJECT SITE."

        The terms and conditions of this Agreement and the instructions to Chicago Title Insurance Company ("ESCROW HOLDER") with regard to the escrow ("ESCROW") created pursuant hereto are as follows:

        1. PURCHASE AND SALE. FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, upon the terms and conditions set forth in this Agreement.

        2. PURCHASE PRICE. The purchase price for the Property shall be Fifty-seven million-six-hundred thousand Dollars ($57,600,000) ("PURCHASE PRICE"), payable as set forth in this Section 2.

           2.1 Initial Deposit. Concurrent with Buyers execution and delivery of this Agreement to Seller, Buyer shall deposit or cause to be deposited with Escrow Holder in good and immediately available federal funds, the sum of Six Hundred Twenty-Five Thousand Dollars ($625,000.00) ("INITIAL DEPOSIT"), which Initial Deposit (together with all accrued interest thereon) shall be applied toward payment of the Purchase Price upon the Close of Escrow (as hereafter defined). If Buyer fails to timely deliver the Initial Deposit in accordance with this Section, Seller shall have the unilateral right at any time to terminate this Agreement by delivery of written termination notice to Buyer and Escrow Holder. On the Contingency Date (as defined in Section 5.2 hereof), unless Buyer has timely elected to terminate this Agreement and the Escrow pursuant to and in accordance with Section 5 hereof, Escrow Holder is irrevocably authorized and instructed, without further instructions from Buyer, to immediately release the Initial Deposit to Seller. Buyer acknowledges that the Initial Deposit shall be released to Seller prior to the Closing, and Buyer releases the Escrow Holder from all liabilities and claims arising out of Escrow Holder's compliance with the terms of this Section 2.1.

           2.2 Additional Deposit.

               (a) On the Contingency Date (as defined in Section 5.2 hereof), unless Buyer has timely elected to terminate this Agreement and the Escrow pursuant to and in accordance with Section 5 hereof, Buyer shall deposit with Escrow Holder in good and immediately available federal funds the additional amount of One Million Two


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Hundred Fifty Thousand Dollars ($1,250,000.00) (the "ADDITIONAL DEPOSIT"), and
Escrow Holder is irrevocably authorized and instructed, without further instructions from Buyer, to immediately upon receipt release the Additional Deposit to Seller. Buyer acknowledges that the Additional Deposit shall be released to Seller prior to the Closing, and Buyer releases the Escrow Holder from all liabilities and claims arising out of Escrow Holder's compliance with the terms of this Section 2.2. The Additional Deposit and the Initial Deposit totaling One Million Eight Hundred Seventy-Five Thousand Dollars ($1,875,000) are collectively referred to herein as the "DEPOSIT," and the term Deposit shall include and refer to both the Initial Deposit and, from and after the Contingency Date, the Additional Deposit. The Additional Deposit shall for all purposes be treated the same as the Initial Deposit.

               (b) If Buyer fails to timely deliver the Additional Deposit in accordance with this Section, Seller shall have the unilateral right to terminate this Agreement and the Escrow by delivering written termination notice to Buyer and Escrow Holder at any time. In the event Seller terminates this Agreement and the Escrow pursuant to this Section, the Initial Deposit shall be released to Seller in accordance with Section 2.1 above on the Contingency Date (if not already released) and retained by Seller in accordance with Section 34 of this Agreement as Seller's sole remedy for Buyer's breach of this Section.

           2.3 CLOSING FUNDS. Not later than 10:00 a.m. Pacific Time one (1) Business Day prior to the Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder, in the form of a confirmed wire transfer of immediately available federal funds, the balance of the Purchase Price, plus such amounts, if any, in immediately available funds as may be required to pay Buyer's share of prorations and closing costs as hereinafter set forth.

           2.4 INTEREST ON DEPOSITS. Pending the release of the Initial Deposit to Seller, all funds received from Buyer shall be deposited by Escrow Holder in an interest-bearing account with a federally-insured state or national bank or savings and loan association (the "Account"). All interest on funds in the Account shall accrue for the benefit of Buyer (provided that Buyer provides an acceptable Form 1099 to Escrow Holder) and shall be held in Escrow as part of the Initial Deposit. Seller shall have no obligation to pay or credit Buyer with any interest on the Initial Deposit or the Additional Deposit whether or not released to Seller, except that Buyer shall receive a credit for interest on the Initial Deposit held in the Account which accrues prior to the release of such funds to Seller pursuant to Section 2.1 above.

           3. Escrow.

               3.1 OPENING OF ESCROW. By not later than 5:00 p.m. Pacific Time on the first (1st) Business Day after this Agreement is executed by Buyer and Seller, Buyer and Seller shall open the Escrow with Escrow Holder by delivering or causing to be delivered to Escrow Holder (a) a fully executed original of this Agreement (or executed original counterparts of this Agreement); and (b) Escrow Holder's standard escrow provisions in the form attached hereto as EXHIBIT "3.1" (the "STANDARD PROVISIONS"). Provided the Escrow Holder has received the Initial Deposit in accordance with Section 2.1 above, the deposit with Escrow Holder of the documents described in the preceding sentence shall constitute the opening of Escrow (the "OPENING OF ESCROW") and authorization to Escrow Holder to act in accordance with the terms of this Agreement. In the event of any inconsistencies between


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the terms and conditions of the Standard Provisions and the terms of this
Agreement, the terms of this Agreement shall control.

           3.2 CLOSING. For purposes of this Agreement, the "CLOSING" or "CLOSE OF ESCROW" shall be defined as the date that the Grant Deeds, the form of which are attached hereto as EXHIBIT "3.2" ("DEEDS"), conveying the Land and Improvements to Buyer, are recorded in the Official Records of Orange County, Santa Clara County and Sacramento County, respectively, State of California and the Purchase Price is received by Seller. This Escrow shall close on the following date (the "Original Closing Date") (a) January 6, 1998; or (b) such earlier date as Buyer and Seller may agree upon in writing. Not later than two
(2) Business Days before the Closing Date (as defined in Section 4 below), Seller shall prepare and submit to Escrow Holder and Buyer a proforma closing statement setting forth the estimated adjustments and prorations; as of the scheduled Closing Date (the "PRORATION SCHEDULE", which adjustments and proration shall be calculated in accordance with Section 11 below. Escrow Holder is authorized and instructed to base its final adjustments and prorations on the Proration Schedule.

        4. EXTENSION OF ORIGINAL CLOSING DATE. Seller, at its option but without any obligation to do so, shall have the right to extend the Original Closing Date for three (3) consecutive periods of up to thirty (30) days each (collectively, the "EXTENSION OPTIONS"). If Seller elects to exercise an Extension Option, Seller shall do so by delivering written notice (the "EXTENSION NOTICE") of Seller's election to exercise such Extension Option to Buyer and Escrow Holder not later than five (5) Business Days prior to the Original Closing Date or the then existing Closing Date, as applicable. The Extension Notice shall specify the new Closing Date. For purposes of this Agreement, the term "CLOSING DATE" shall mean the Original Closing Date, as the same may be extended in accordance with this Section 4. Notwithstanding anything to the contrary contained in this Agreement, Seller shall have no obligation to exercise any or ail of the Extension Options, and the Extension Options may be exercised by Seller in its discretion.

        5. BUYER'S EXAMINATION/REVIEWS/INSPECTIONS.

           5.1 BUYER'S APPROVALS. The Close of Escrow is subject to and contingent on the satisfaction of the following conditions within the applicable time periods set forth in this Section 5 for the satisfaction of such conditions:

               (a) TITLE EXAMINATION. Buyer's approval of preliminary title reports issued by Chicago Title Insurance Company ("TITLE COMPANY") for the Real Property Sites together with copies of all exceptions set forth therein (collectively, the "REPORTS"). Escrow Holder is authorized and instructed to cause the Reports to be delivered to Buyer within ten (10) Business Days after the Opening of Escrow. If, on or before fifteen (15) days following Buyer's receipt of the Reports, Buyer delivers to Seller written notice disapproving any items therein described (other than the Title Company's standard exceptions), Seller shall thereafter have the right, in its discretion but without any obligation to do so, to elect to attempt to cure such matters as Buyer shall have so disapproved on or before thirty (30) days following Seller's receipt of Buyer's written disapproval notice. Seller shall give a written notice to Buyer within said thirty (30) day period stating whether or not Seller elects to attempt to cure said disapproved matters. If Seller fails to give written notice within such thirty (30) day period that Seller elects to attempt to cure such disapproved matters, Seller shall be deemed to have elected not to attempt to cure such matters. If Seller notifies (or is


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deemed to have notified) Buyer that it elects not to attempt to cure any such disapproved matters, Buyer shall have the right, by a writing delivered to Seller and Escrow Holder on or before the date which is three (3) Business Days following the date Buyer receives Seller's notice electing not to cure or the date on which Seller is deemed to have elected not to cure if Seller provides no notice, whichever occurs first, to terminate the Escrow and this Agreement by giving written notice of such termination to Seller and Escrow Holder within such three (3) Business Day period. If Seller notifies Buyer that Seller elects to attempt to cure any such disapproved matter, and Seller thereafter determines in its discretion that it is unable or unwilling to continue to attempt to cure any such matter, Seller shall notify Buyer of such fact (the "Cure Cessation Notice") not later than seven (7) Business Days before the Closing Date, Buyer's sole and exclusive right in the event that Seller so notifies Buyer is to terminate the Escrow and this Agreement by giving written notice to Seller and Escrow Holder on or before the date which is three (3) Business Days following the date Buyer receives the Cure Cessation Notice. Buyer's failure to timely give any written disapproval in accordance with this Section 5.1 conclusively shall be deemed Buyer's approval of all matters set forth on the Reports, other than delinquent taxes and Seller's mortgages which Seller shall remove on or before the Closing Date, and Buyers failure to timely deliver a written termination notice following (i) Seller's election not to attempt to cure any disapproved items, or (ii) Seller's delivery to Buyer of the Cure Cessation Notice, conclusively shall be deemed Buyer's waiver and approval of all such previously disapproved matters in accordance with this Section.


               (b) BUYER'S REVIEWS. Buyer's approval of the documents and items set forth in this Section 5.1 (b) ("REVIEW MATTERS") by no later than 5:00 p.m. Pacific Time on November 20th, 1997 (the "CONTINGENCY DATE"). Seller shall make the Review Matters available to Buyer within five (5) days after the Opening of Escrow; provided, however, that the Review Matters shall only be available to the extent such items exist (either copies or originals) and are located either at Seller's property management office at the Improvements or at the Seller's office at 2222 Corinth, Second Floor, Los Angeles California ("REVIEW LOCATIONS"). Further, the Review Matters shall only be available at the Review Locations for copying and inspection by Buyer at Buyer's expense and upon prior reasonable notice to Seller, and the Review Matters may not be removed from such locations. If Buyer, on or before the Contingency Date, fails to disapprove, in a writing delivered to Seller and Escrow Holder, any of the following Review Matters, Buyer conclusively shall have been deemed to have approved all such Review Matters and all information contained or referred to therein:

                    (i) All existing leases and amendments thereto currently affecting the Land and Improvements ("LEASES");

                    (ii) Plans and specifications for the Improvements;

                    (iii) All existing service agreements, maintenance agreements, brokerage contracts, and listing agreements currently affecting the Land and Improvement which will survive the Closing Date, all of which the Property shall be subject to when the Property is transferred to Buyer on the Closing Date (collectively, the "CONTRACTS");

                    (iv) A schedule or schedules ("Rent Roll") prepared by Seller containing (A) the names of the tenants, identification of the premises, and current rental income payable under each of the Leases; (B) expiration date of each of the Leases;


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
and (C) the amount of any security deposits currently held by Seller under each of the Leases (the "Tenant Security Deposits"); and

                    (v) The most recent real property tax statements for the Land and Improvements;

                    (vi) A general description of the Personal Property, if Exhibits A-2, B-2, C-2 and D-2 indicate that the description of the Personal Property is to be provided by Seller after the date of this Agreement;

                    (vii) Operating statements for the Property prepared by or for Seller in the ordinary course of business for the eighteen (18) month period preceding the date of the Opening of Escrow; and

                    (viii) Such other books, records, documents, and other information relating to the Property which Seller makes available at the Review Locations for Buyer's examination or which Seller has otherwise delivered or caused to be delivered to Buyer.

Seller makes no representations or warranties of any kind, either express or implied, including without limitation as to the accuracy and/or content, with regard to any of the foregoing Review Matters. Buyer agrees and acknowledges that each and all of the Review Matters are confidential, and Buyer covenants and agrees not to report, publish, share, circulate, disseminate or otherwise reveal or cause or permit to be reported, published, shared, circulated, disseminated or otherwise revealed, to any party, person or entity any or all of the Review Matters or any information therein or item or circumstance relating thereto, except to Buyer's contractors and advisors as and only to the extent necessary for this transaction. Further, prior to delivery of any of the foregoing to such contractors and advisors, Buyer (i) shall inform each and every such party that such information is confidential and is subject to a prohibition on further dissemination or circulation by any means and may only be used as necessary for Buyer's review purposes pursuant to this Section 5.1 (b) relating to this transaction; and (ii) shall obtain such party's agreement to maintain the confidentiality of the Review Matters in accordance with the terms of this Agreement. In the event this Agreement terminates for any reason, and as a condition to the release of the Deposit to Buyer if Buyer is otherwise entitled to such release under this Agreement, Buyer shall return to Seller all Review Matters previously provided to or obtained by or on behalf of Buyer or any of its agents from or at Seller's direction, without Buyer maintaining any copies thereof. Buyer agrees that if the confidentiality provisions contained in this Section 5.1(b) are breached, the remedy at law may be inadequate and, therefore, without limiting any other remedy available at law or equity, an injunction, specific performance or other forms of equitable relief, or any combination thereof, shall be available to Seller.

               (c) BUYER'S INSPECTION. Buyer's approval of a physical inspection of the Property on or before the Contingency Date, including all conditions relating to the presence, existence, or use of Hazardous Materials (as such term is defined in Section 16 below) on or under the Property. Buyer and its agents shall have the right to make up to three (3) visits of no more than two (2) consecutive days each to each Project Site during normal business hours at a time mutually acceptable to Buyer and Seller and upon not less than forty-eight
(48) hours prior written request to Seller, to make, at Buyer's sole cost and


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
expense, those inspections and surveys of the Property as Buyer may desire; provided, however, that without Seller's prior written consent (which consent may be withheld in Seller's discretion), Buyer shall not be entitled (1) to perform or cause to be performed any invasive or destructive actions, punctures or drilling of any kind; and (2) to initiate any inquiry or request (including any inquiry or request relating to any zoning variance, zone change, or conditional use permit) directed at any governmental official with respect to the Property; provided, however, that nothing in this clause (2) shall be deemed to prevent Buyer from inspecting or reviewing any or all records of any federal, state, or local governmental authority. Buyer shall not be entitled to enter the Property without being accompanied by a designated representative of Seller. Buyer shall use all due care and consideration in connection with its inspections and shall comply with all applicable laws. Buyer shall immediately repair any and all damage resulting from the acts or omissions of Buyer or Buyer's agents, employees, contractors, representatives or subcontractors relating to the whole or any part of the Property. Buyer shall indemnify, defend and hold Seller harmless from and against any and all expenses, costs, fees, suits, actions, obligations, liabilities and damages (including attorneys' fees and costs) directly or indirectly resulting from such entry, acts or omissions by Buyer, its agents, employees, representatives, contractors or subcontractors. Buyer shall not cause or permit in any way any liens or encumbrances upon or relating to any Property or any interest therein as a result of Buyer's or Buyer's agents', employees', contractors', subcontractors' or representatives' acts or omissions with regard to the Property. Buyer may, not later than the Contingency Date, give a written termination notice to Seller disapproving (with specific detail) the results of any such surveys and inspections. If Buyer does not timely give notice of disapproval as aforesaid, then Buyer conclusively shall be deemed to have approved the results of the inspections and the condition of the Property. Any qualified or conditional approval of any of the matters set forth in this Section 5.1(c) shall conclusively be deemed to constitute Buyer's disapproval of such matter. Commencing with Buyer's execution of this Agreement and at all times prior to the Close of Escrow, Buyer shall have in effect workers compensation and employer's liability insurance with statutory limits of coverage as required by law, and with a limit of liability for coverage B of at least $1,000,000 each occurrence/aggregate, and commercial general liability insurance naming Seller as an additional insured, with (i) commercially reasonable coverage; (ii) waiver of subrogation; and (iii) limits of not less than $1,000,000 combined single limit for bodily and personal injury and property damage. Prior to entering the Property, Buyer shall deliver to Seller certificates of insurance evidencing such coverage and further evidencing that such coverage may only be terminated or modified upon thirty (30) day's prior written notice to Seller. Buyer's indemnity, defense and other obligations and covenants in this Section shall survive any termination of this Agreement or the Closing, as applicable.

           5.2 FUNDING APPROVAL. The obligations of Buyer under this Agreement are not subject to or contingent upon in any way Buyers receipt of approval of funding or obtaining any financing from any source, and Buyer covenants and agrees to pay the Purchase Price in all cash regardless of any financing arrangements Buyer may pursue.

           5.3 TERMINATION. This Agreement and the Escrow shall terminate upon
(a) Buyer's disapproval of any of the matters described in Sections 5.1(a) (subject to Seller's right to cure disapproved title matters), 5.1(b) or 5.1(c) above or Section 14.1, below within the applicable time periods set forth in such Sections; or (b) failure of the condition set forth in Section 8.1.3 below to occur within the applicable time period set forth in such Section, and Buyer's failure to waive such condition. Upon any termination of this Agreement pursuant to this Section 5.3, or pursuant to Section 9 below, (i) each party shall execute such documents as Escrow Holder may reasonably require to evidence such termination, (ii) Escrow Holder shall return all documents to the party who deposited them, (iii) Escrow Holder shall return to Buyer all funds held in Escrow previously deposited in Escrow by Buyer (plus any accrued interest to which Buyer is entitled), less Escrow Holder's, termination fees and the Title Company's cancellation fees, (iv) Buyer shall return to Seller all documents delivered to it by Seller relating to the Property, (v) Seller shall return to Buyer any portion of the Deposit previously delivered to Seller, and (vi) except as specifically set forth in this Agreement, all of the respective obligations of Buyer and Seller relating to this Agreement and the Property shall terminate.

           5.4 ALLOCATION OF PURCHASE PRICE. Not later than ten (10) Business Days prior to the Contingency Date, Seller shall have the right to provide Buyer with a written statement showing Seller's allocation of the Purchase Price among each of the Properties (the "Allocation Schedule"). If Seller elects to provide the Allocation Schedule to Buyer, then Buyer shall report the transactions contemplated by this Agreement for state and federal tax purposes in a manner consistent with the allocation of the Purchase Price shown in the Allocation Schedule.

           5.5 NO OBLIGATION BY SELLER TO CORRECT DEFECTS. WITHOUT LIMITING ANY OF THE OTHER TERMS OF THIS AGREEMENT, BUYER ACKNOWLEDGES AND AGREES THAT SELLER SHALL HAVE NO OBLIGATION OF ANY KIND TO CORRECT OR OTHERWISE ADDRESS ANY DEFICIENCY OR DEFECT OF ANY KIND WHICH BUYER CLAIMS TO EXIST BASED UPON BUYER'S INSPECTION OR REVIEW OF ANY OR ALL OF THE MATTERS WHICH ARE THE SUBJECT OF THIS
SECTION 5.

        6. DEPOSITS BY SELLER. Seller shall execute and acknowledge (where appropriate), and deposit with Escrow Holder not later than 2:00 p.m. Pacific Time one Business Day prior to the Closing Date for delivery to Buyer upon the Closing Date or, if applicable, for recordation upon the Closing Date the following documents and instruments:

           (a) The Deeds conveying the Land and Improvements to Buyer;

           (b) An Assignment of Leases ("ASSIGNMENT OF LEASES"), the form of which is attached hereto as EXHIBIT "6(b)," pursuant to which (i) Seller assigns to Buyer all of Seller's right, title and interest in and to the Leases; and
(ii) Buyer assumes Seller's obligations under the Leases as of the Closing Date;

           (c) The Contracts;

           (d) An Assignment of Contracts ("ASSIGNMENT OF CONTRACTS"), the form of which is attached hereto as EXHIBIT "6(d)", pursuant to which (i) Seller assigns to Buyer all of Seller's right, title and interest in and to the Contracts; and (ii) Buyer assumes all of Seller's obligations under such Contracts as of the Closing Date;

           (e) A Bill of Sale ("BILL OF SALE"), the form of which is attached hereto as EXHIBIT "6(e)", conveying all of Seller's right, title and interest in and to any and all Personal Property; and

           (f) A Certification of Non-Foreign Status, executed by Seller pursuant to Section 1445 et seq. of the Internal Revenue Code of 1986, as amended, the form of which is attached hereto as EXHIBIT "6(f)".

        7. DEPOSITS BY BUYER. Buyer shall deposit or cause to be deposited with Escrow Holder the funds which are to be applied towards the payment of the Purchase Price in the manner and in the amounts and at the times designated in
Section 2 above, less the aggregate of all unapplied Tenant Security Deposits and increased or decreased by such other adjustments resulting from the prorations conducted pursuant to this Agreement and reflected on the Proration Schedule. In addition, Buyer shall execute and acknowledge where appropriate and deposit with Escrow Holder not later than one (1) Business Day prior to the Closing Date for delivery to Seller upon the Closing Date counterparts of (i) the Assignment of Leases, and (ii) the Assignment of Contracts.

        8. CONDITIONS OF CLOSING.

           8.1 BUYER'S CONDITIONS. In addition to the other terms and provisions of this Agreement which give Buyer the express right to terminate this Agreement and the Escrow created pursuant to this Agreement, Buyer's obligation to purchase the Property from Seller at the Close of Escrow shall be subject to the satisfaction of the following conditions (or Buyer's written waiver thereof, it being agreed that Buyer may waive any or all of such conditions) within the applicable periods set forth in this Agreement for the satisfaction of such conditions:

               8.1.1 TITLE INSURANCE. It shall be a condition to Buyer's obligation to purchase the Property at the Close of Escrow that, on the Closing Date, the Title Company be prepared and committed to issue to Buyer a CLTA Standard Coverage Owner's Title Insurance Policy for each of the Real Property Sites (collectively "TITLE POLICIES" and individually "TITLE POLICY"), each written with liability in the amount of that portion of the Purchase Price allocated to the applicable Project Site pursuant to Section 5.4 above, showing fee title vested in Buyer, subject only to (i) liens to secure payment of general and special property taxes, not delinquent, (ii) supplemental taxes, if any, assessed pursuant to the provisions of Part 0.5, Chapter 3.5 or Part 2, Chapter 3, Articles 3 and 4, respectively (commencing with Section 75) of the California Revenue and Taxation Code; (iii) the Title Company's standard and customary exceptions set forth in said Title Policy, (iv) matters affecting the condition of title created by, with the consent of, or which attach through Buyer or as a result of Buyer's or Buyer's agents', employees', contractors' or representatives' activities, (v) the Leases and all matters relating to tenants-in-possession under the Leases, (vi) the Contracts, and (vii) those title matters approved or waived (or deemed approved or waived) by Buyer pursuant to Section 5 above;

               8.1.2 DELIVERY OF DOCUMENTS BY SELLER. Seller shall have delivered or caused to be delivered to the Escrow Holder all of the documents described in Section 6 above; and

               8.1.3 TENANT ESTOPPEL CERTIFICATES. Buyer shall have received tenant estoppel certificates substantially in the form of EXHIBIT "8.1.3" attached hereto or in a form containing information substantially comparable to the information contained in EXHIBIT "8.1.3" attached hereto (collectively, the "ESTOPPEL CERTIFICATES") from tenants under the Leases (collectively, the "TENANTS") who, collectively, occupy a total of at least sixty percent (60%) of the total rentable square footage in the Improvements occupied by all Tenants as of the Opening of Escrow (the "TARGET PERCENTAGE"). Seller shall use its reasonable efforts to deliver the Target Percentage of completed Estoppel Certificates to Buyer on or before the date which is ten (10) days prior to the Closing Date (the "ESTOPPEL DELIVERY
DATE"); provided, however, that (i) Seller conclusively shall be deemed to have used its reasonable efforts to deliver the Target Percentage of Estoppel Certificates to Buyer in accordance with this Section if Seller has submitted a written request to Tenants who, collectively, occupy at least sixty percent (60%) of the total rentable square footage in the Improvements occupied by Tenants as of the Opening of Escrow requesting that each of such Tenants complete, sign and return an Estoppel Certificate to Seller not later than one
(1) day before the Estoppel Delivery Date; and (ii) Seller shall have no liability of any kind to Buyer as a result of Seller's failure for any reason to obtain or deliver any or all of the Estoppel Certificates to Buyer pursuant to this Section, as long as (A] Seller has complied with clause (i) of this Section 8.1.3; and [B] Seller delivers to Buyer all signed and completed Estoppel Certificates actually received by Seller from the Tenants as of the last Business Day prior to the Estoppel Delivery Date. If Seller determines that it is unable to obtain an Estoppel Certificate from one or more Tenants, Seller, in its discretion but without any obligation to do so, shall have the right to deliver to Buyer on or before the Estoppel Delivery Date Seller's written certification as to the truth and accuracy of the matters set forth in the Estoppel Certificate for any or all Tenants who have not executed an Estoppel Certificate (such certification by Seller is referred to as a "Substitute Estoppel Certificate"), and any such Substitute Estoppel Certificates shall be accepted by Buyer in lieu of Estoppel Certificates, signed by the applicable Tenants, provided that the information contained in such Substitute Estoppel Certificates is consistent with the information in the applicable Leases which have been approved by Buyer. Nothing contained in this Section shall be deemed to obligate Seller to make any monetary payment or pay any other consideration of any kind to a Tenant in order to obtain an Estoppel Certificate from such Tenant. If Seller fails to deliver the Target Percentage of Estoppel Certificates (including any Substitute Estoppel Certificates) to Buyer by the Estoppel Delivery Date (the delivery of the Target Percentage of Estoppel Certificates (including any Substitute Estoppel Certificates) is referred to as the "ESTOPPEL CONDITION"), Buyer may give written notice to Seller and Escrow Holder on or before 5:00 p.m. Pacific Time on the day which is two (2) Business Days after the Estoppel Delivery Date (the "ESTOPPEL NOTICE DATE") of Buyer's election to terminate this Agreement based on the failure to satisfy the Estoppel Condition. Upon such notification by Buyer, this Agreement and the Escrow shall terminate, subject to the remaining terms of this Section. Buyer's failure to notify Seller and Escrow Holder that the Estoppel Condition has not been satisfied within the time period described in this Section conclusively shall be deemed to constitute Buyer's waiver of the Estoppel Condition. Buyer's sole and exclusive right in the event that the Estoppel Condition is not satisfied shall be to terminate this Agreement in accordance with this Section. If the Estoppel Condition is not satisfied and Buyer elects to terminate this Agreement, then notwithstanding anything to the contrary contained in this Agreement, this Agreement and the Escrow shall not terminate and shall remain in full force and effect, and the Estoppel Condition shall be deemed to be satisfied, if (1) within two (2) Business Days after the Estoppel Notice Date, Seller, in its discretion but without any obligation to do so, delivers to Buyer Substitute Estoppel Certificates which, when considered together with the signed Estoppel Certificates and any other Substitute Estoppel Certificates previously delivered to Buyer, will result in Buyer having received the Target Percentage of Estoppel Certificates (including any Substitutes Estoppel Certificates); and
(2) the information contained in such Substitute Estoppel Certificates is consistent with the information in the applicable Leases which have been approved by Buyer. The certifications by Seller contained in any and all Substitute Estoppel Certificates shall expire and terminate upon Buyer's subsequent receipt of an Estoppel Certificate signed by the applicable Tenant containing information which is consistent with Seller's certifications. Nothing contained in this Section shall be deemed to obligate Seller to provide Buyer with any Substitute Estoppel Certificate or other certification with respect to any unsigned Estoppel Certificate, and Seller may decline to provide any such Substitute Estoppel Certificate or certification to Buyer in Seller's discretion.

        If any of the foregoing are not timely satisfied or waived by Buyer, Buyer shall have the right to terminate this Agreement on the Closing Date by delivering written termination notice to Seller.

           8.2 SELLER'S CONDITION. In addition to the other terms and provisions of this Agreement which give Seller the right to terminate this Agreement and the Escrow created pursuant hereto, Seller's obligation to sell the Property to Buyer shall be subject to the satisfaction of the following condition (or Seller's written waiver thereof, it being agreed that Seller may waive such condition): As of the Closing Date, Buyer shall have delivered or caused to be delivered to the Escrow Holder all of the documents and funds described in Sections 2 and 7 above, including the full Purchase Price. If the foregoing is not timely satisfied or waived by Seller, Seller shall have the right to terminate this Agreement on the Closing Date by delivering written termination notice to Buyer.

        9. DAMAGE OR CONDEMNATION PRIOR TO CLOSING. This Agreement is subject to the provisions of California Civil Code Sections 1662 (the "Statute").

           9.1 CONDEMNATION. For the purposes of the Statute, a taking by eminent domain of a portion of the Property shall be deemed to affect a "material part" of the Property if (a) the taking would result in the inability to occupy any or all of the rentable space in the Improvements: (b) the taking would materially interfere with access to the Property; or (c) the taking would reduce the number of parking spaces now located on the Property. In the event of a taking of a "material part" of the Property prior to the Closing Date, Buyer and Seller shall each have the right to terminate this Agreement by giving written notice to Escrow Holder and the other party within three (3) Business Days after the party giving such notice learns of such taking. In the event of a taking by eminent domain of less than a "material part" of the Property, this Agreement shall remain in full force and effect, and Buyer and Seller shall proceed to the Close of Escrow without reduction or abatement of the Purchase Price, except that Seller shall assign to Buyer all of Seller's rights against the condemning authority at the Close of Escrow. Seller shall execute such documents or instruments as may reasonably be required to effect such an assignment. Any such assignment shall be without representation or warranty by, or recourse to, Seller.

               9.2 CASUALTY LOSS.

               9.2.1 CASUALTY OVER $1,000,000. For the purposes of the Statute, a casualty shall be deemed to be "material" if the estimated cost of repair of such casualty exceeds $1,000,000. In the event of any casualty to the Property prior to the Close of Escrow having an estimated cost of repair which equals or exceeds $1,000,000, Buyer and Seller shall each have the right to terminate this Agreement by giving written notice to Escrow Holder and the other party within three (3) Business Days after the party giving such notice learns of such casualty and the estimated cost of repair thereof. In the event Buyer or

Seller terminates this Agreement because of such casualty, the Escrow shall terminate in accordance with Section 5.6 above. If neither Buyer nor Seller elects to terminate this Agreement, then this Agreement shall remain in full force and effect and there shall be no reduction or abatement in the Purchase Price of the Property, except that Seller shall, at the Close of Escrow, assign to Buyer all insurance proceeds payable with respect to such casualty under the policies of insurance maintained by Seller and credit Buyer with the lesser of
(i) the amount of any applicable deductible under such policies; or (ii) an amount equal to the estimated cost of repair of such casualty. Any such assignment shall be without representation or warranty by, or recourse to, Seller.

               9.2.2 CASUALTY UNDER $1,000,000. In the event of a casualty to the Property prior to the Close of Escrow having an estimated cost of repair which is less than $1,000,000, this Agreement shall remain in full force and effect and there shall be no reduction or abatement in the Purchase Price of the Property, except that Seller shall, at the Close of Escrow, assign to Buyer all insurance proceeds payable with respect to such casualty under the policies of insurance maintained by Seller and credit Buyer with the lesser of ((a) the amount of any applicable deductible under such policies; or (b) an amount equal to the estimated cost of repair of such casualty. Any such assignment shall be without representation or warranty by, or recourse to, Seller.

               9.2.3 COST OF REPAIR. For purposes of this Section 9.2, the phrase "estimated cost of repair" shall mean an estimate obtained from a reputable independent contractor selected by Seller and approved by Buyer, which approval Buyer agrees not to unreasonably withhold or delay. In the event of a casualty to the Property prior to the Close of Escrow, the Closing Date shall automatically be extended by a period equal to five (5) Business Days plus the period of time reasonably required for Seller to obtain an estimate of the cost of repair of such casualty (which period of time shall not exceed thirty (30) days).

               9.2.4 INSURANCE. Pending the Close of Escrow, Seller, at its expense, shall maintain the existing standard fire and extended coverage insurance policies or maintain comparable casualty insurance coverage; provided, however, that Seller shall have no obligation to modify or supplement any existing insurance policies.

        10. COSTS AND EXPENSES.

           10.1 SELLER'S COSTS. Seller shall pay (a) one-half of Escrow Holder's fees (except upon termination of this Agreement pursuant to Section 5 above, in which case Escrow Holder's cancellation fee shall be paid by Buyer); (b) one-half of the county documentary transfer taxes for the Deeds; (c) one-half of any city documentary transfer taxes; (d) the cost of the Title Policies; and (e) any other closing costs customarily charged to sellers for recording documents.

           10.2 BUYER'S COSTS. Buyer shall pay (a) one-half of Escrow Holder's fees (except upon termination of this Agreement pursuant to Section 5 above, in which case Escrow Holder's cancellation fee shall be paid by Buyer); (b) any other closing costs customarily charged to buyers for document preparation, recording documents, and miscellaneous items; (c) Buyer's pro rata portion of taxes and other items pursuant to the prorations described in Section 11 of this Agreement; (d) one-half of the county documentary transfer taxes for the Deeds;
(e) one-half of any city documentary transfer taxes; and (f) the cost of any endorsements to the Title Policy requested by Buyer and the additional cost of ALTA owner's policies of title insurance, if Buyer desires to obtain such a policies in place of the Title Policies; provided, however, that the issuance of any such endorsements and the issuance of ALTA owner's policies of title insurance shall not constitute conditions or contingencies to the Close of Escrow or delay the Closing Date.

        11. PRORATIONS CREDITS. All prorations under this Section (i) shall be made as of 12:00 midnight on the day immediately preceding the Close of Escrow (the "Proration Cutoff'); and (ii) shall be made on the basis of a thirty (30) day month. The following items shall be credited to the parties or shall be prorated by the parties as of the Close of Escrow, as applicable, with the Seller responsible for expenses and entitled to revenues accruing prior to the Proration Cutoff, and Buyer responsible for expenses and entitled to revenues accruing after the Proration Cutoff:

           (a) Escrow Holder shall prorate the real estate taxes with respect to the Land and Improvements for the current fiscal year as of the Close of Escrow based upon the most current real estate tax information available:

           (b) Buyer and Seller acknowledge that if there has been completion of construction of improvements to the Property, additional or supplemental taxes ("Supplemental Taxes") may be assessed against the Property pursuant to Chapter 498, Statutes of 1983, of the State of California. Any bill for Supplemental Taxes which is not provided to Escrow Holder or which is issued after the Close of Escrow shall be prorated between Buyer and Seller outside of Escrow after the Close of Escrow, and Escrow Holder shall have no liability or responsibility whatsoever with respect to such Supplemental Taxes. Buyer shall remit its pro rata share of any such Supplemental Taxes, as reasonably determined by Seller, to Seller outside of Escrow within ten (10) days after Buyer's receipt of a copy of the bill for such Supplemental Taxes;

           (c) Rents and other receivables under the Leases (collectively, "Rents") shall be prorated based on the Proration Schedule delivered to the Escrow Holder. If Seller collects any Rents after the Closing which are attributable to any period of time from and after the Closing Date, Seller shall remit such Rents directly to Buyer. If Buyer collects any Rents after the Close of Escrow which are attributable to any period of time prior to the Close of Escrow, Buyer shall promptly remit such Rents directly to Seller. If Seller has been unable to collect all Rents due and owing for periods preceding the Close of Escrow, Buyer shall use its reasonable efforts (without obligation to institute or prosecute any litigation) to collect such amounts from the applicable Tenants which are in occupancy as of the Close of Escrow and upon collection thereof shall remit the same to Seller (net of all reasonable costs of collection incurred by Buyer);

           (d) Utilities, services, operating and all other expenses with respect to the Property shall be prorated based upon the latest available information, such that Seller shall be responsible for all such costs and expenses relating to the period up to and including the day prior to the Closing Date and Buyer shall be responsible for all such costs and expenses relating to the period from and after the day prior to the Closing Date. Seller shall endeavor to have all meters read for all utilities servicing the Property including, without limitation, water, sewer, gas and electricity for the period to and including the day prior to the Closing Date and shall pay all bills rendered on the basis of such readings (provided, however, Buyer shall be responsible for any and all fees and charges relating to the changeover of all such services and utilities). If, on the Closing Date, Seller is unable to have any utility meters read, Buyer and Seller shall estimate the amount of such bills based on the immediately preceding utility bills. Premiums for casualty and liability insurance shall not be prorated as Buyer will be obtaining its own such insurance upon the Closing Date;

           (e) Buyer shall be credited and Seller shall be charged with any Tenant Security Deposits (not actually applied by Seller in accordance with the Leases prior to the Closing Date in the ordinary course of business) made by the Tenants under the Leases;

           (f) Seller will receive a credit for all prepaid amounts of any type relating to the Property and refundable deposits, if any, from utilities, governmental agencies or others relating to or arising from the Property;

           (g) Seller shall be responsible for insurance provided up to the Closing Date;

           (h) Income and expenses under the Contracts and all other expenses of operating the Property which relate to the period prior to the Close of Escrow shall accrue to or be paid by Seller, as applicable. Income and expenses under the Contracts and all other expenses of operating the Property which relate to the period from and after the Close of Escrow shall accrue to or be paid by Buyer, as applicable; and

           (i) Seller shall be credited and Buyer shall be charged with "Buyer's Total Share of Approved New Lease Costs" (as such term is defined in Section
14.4 below).

        If any errors or omissions are made regarding adjustments and prorations as aforesaid, the parties shall make the appropriate corrections promptly upon the discovery thereof, provided that the party entitled to the correction makes a written request for such correction to the other party (accompanied by reasonably detailed information which substantiates the error) within one hundred twenty (120) days after the Closing Date. If any estimations are made at the Closing Date regarding adjustments or prorations (including any with respect to utility charges, and operating costs and expenses relating to the Property), the parties shall make the appropriate correction on a mutually acceptable date which is approximately one hundred twenty (120) days after the Closing Date. Notwithstanding the previous sentence to the contrary, any adjustment required with respect to Supplemental Taxes shall be made pursuant to Section 11(b) above without regard to the time limitations contained in this Section. Any mutually agreed upon corrected adjustment or proration shall be paid in cash to the party entitled thereto promptly upon demand.

        12. DISBURSEMENTS AND OTHER ACTIONS BY ESCROW HOLDER.

           12.1 CLOSING. Upon the Closing Date, Escrow Holder shall promptly undertake all of the following in the manner indicated:

               (a) Disburse to Seller all funds deposited with Escrow Holder by Buyer towards payment of the Purchase Price for the Property as follows:

                   (i) Deduct therefrom all items chargeable to the account of Seller pursuant hereto;

                   (ii) The remaining balance of the funds so deposited by Buyer towards payment of the Purchase Price shall be disbursed to Seller or as Seller may direct;

               (b) Cause the Deeds and any other documents which the parties hereto may mutually direct, to be recorded in the Official Records of Orange County, Santa Clara County and Sacramento County, respectively, State of California;

               (c) Disburse from funds deposited by Buyer with Escrow Holder towards payment of all closing costs chargeable to the account of Buyer pursuant hereto such monies as are necessary to pay all said closing costs of Buyer, and disburse the balance of such funds, if any, to Buyer;

               (d) Deliver the Title Policies to Buyer.

           12.2 DELIVERIES. Upon confirmation of recordation of the Deeds, Escrow Holder shall:

               (a) Deliver to Buyer the counterparts of the Bill of Sale, Assignment of Leases, and Assignment of Contracts executed by Seller;

               (b) Deliver to Seller counterparts of the Bill of Sale, Assignment of Leases and Assignment of Contracts executed by Buyer, and

               (c) Deliver to both Buyer and Seller copies of all documents delivered to Escrow Holder or recorded pursuant to this Agreement.

        13. OPERATIONS DURING ESCROW. Seller shall (and Seller shall so instruct the Property Manager to) operate and maintain the Property from and after the date hereof until the Closing Date in the ordinary course in substantially the same manner and fashion (other than as may be required as a result of the sale of the Property) as prior to this Agreement. Notwithstanding anything to the contrary in this Agreement, from and after the Contingency Date Seller agrees that it will not (and Seller will instruct the Property Manager not to) without the prior written consent of the Buyer: (i) enter into any new contract (except automatic renewals) which affects the Property or goods or services provided to the Land or Improvements or its tenants ("Operating Contract") having a term that extends beyond the Closing Date, except for Operating Contracts terminable by Buyer on not more than thirty (30) days' notice to the respective vendor or contractor without penalty to Buyer. Buyer will be deemed to have approved matters submitted to Buyer under this Section 13 for approval if within three
(3) Business Days of notice and request for approval Buyer has not objected to the proposed action.

        14. CONDUCT OF RENTAL ACTIVITY PRIOR TO CLOSING.

           14.1 RENTAL ACTIVITY PRIOR TO THE CONTINGENCY DATE. On or before the Contingency Date, Seller shall have the right to enter into (a) any new Lease for space in the Improvements ("New Lease"); and (b) any modification or supplement to any existing lease ("Lease Modification") without Buyer's prior approval. Within three (3) Business Days after executing any New Lease or Lease Modification, Seller shall provide Buyer with a copy of such New Lease or Lease Modification. Buyer shall have the right to approve or disapprove such documents as part of the Review Matters by notice given to Seller and Escrow Holder prior to the later of (i) three (3) Business Days after Buyer's receipt of such documents; or (ii) the Contingency Date. Buyer's failure to disapprove any of such documents in the manner described in this Section within the applicable time period shall conclusively be deemed to constitute Buyer's approval of such documents. Any conditional or qualified approval by Buyer of any of such documents shall be deemed to constitute Buyer's approval of such documents. This Agreement and the Escrow shall terminate upon Buyer's disapproval of any of such documents within the applicable time period set forth in this Section.

           14.2 RENTAL ACTIVITY AFTER THE CONTINGENCY DATE. Provided that Buyer is not in default under this Agreement and this Agreement has not been terminated pursuant to any of the terms of this Agreement, and except as otherwise provided in this Section, between the Contingency Date and the Closing Date Seller shall not enter into any New Lease or Lease Modification without Buyer's approval, which approval shall not be unreasonably withheld. Notwithstanding the immediately preceding sentence, Seller shall be entitled to enter into any New Lease or Lease Modification without Buyer's approval, provided that (a) in the case of a New Lease, the (i) New Lease is prepared on Seller's standard form of lease agreement, with only such modifications as are commercially reasonable or not material in nature; (ii) the rental rate for such New Lease is not less than ninety-five percent (95%) of the asking rental rate as shown on a pro forma rental rate schedule delivered by Seller to Buyer not later than five (5) Business Days prior to the Contingency Date (such schedule is referred to as the "Pro Forma Leasing Schedule"); (iii) the allowance for costs of tenant improvements to be completed or paid for by Seller under the New Lease does not exceed the pro forma tenant improvement allowance shown in the Pro Forma Leasing Schedule; and (iv) the leasing commission payable by Seller in connection with the New Lease does not exceed the pro forma leasing commission shown in the Pro Forma Leasing Schedule; and (b) in the case of a Lease Modification, the Lease Modification is not material in nature. For purposes of this Section, a Lease Modification which is not material in nature shall be deemed to include, without limitation, an existing Lease which is renewed or extended on a month-to-month basis or renewal or extension of an existing Lease pursuant to the terms of such Lease or notices of renewal or extension given pursuant to the terms of such Lease. With respect to any New Lease or Lease Modification which requires Buyer's approval under the terms of this Section, Buyer shall notify Seller in writing of Buyer's approval or disapproval of each such New Lease or Lease Modification submitted to Buyer within three (3) Business Days after Buyer's receipt thereof. Buyer's failure to disapprove any New Lease or Lease Modification in accordance with the procedure and within the three-day period specified in this Section shall conclusively be deemed to constitute Buyer's approval of such New Lease or Lease Modification. Any notice of disapproval of a New Lease or Lease Modification by Buyer shall set forth Buyer's specific objections thereto. Any conditional or qualified approval by Buyer of any New Lease shall be deemed to constitute Buyer's approval of such New Lease or Lease Modification. Seller shall have the right to submit a New Lease or Lease Modification to Buyer for approval after Seller's execution thereof, provided that the New Lease or Lease Modification contains appropriate conditions regarding Buyer's approval of the New Lease or Lease Modification.

           14.3 CERTAIN DEFINITIONS. For purposes of this Section 14, the following terms shall have the following definitions:

               (a) APPROVED NEW LEASE. "Approved New Lease" means a New Lease which (i) has been approved or deemed approved by Buyer pursuant to either
Section 14.1 or 14.2 above; or (ii) which Seller is entitled to enter into without Buyer's approval pursuant to Section 14.2 above.

               (b) NEW LEASE COMMISSION. "New Lease Commission" means, with respect to an Approved New Lease, the total of all leasing commissions paid or payable by Seller in connection with such Approved New Lease.

               (c) TENANT IMPROVEMENT COSTS. "Tenant Improvement Costs" means, with respect to an Approved New Lease, the total of all tenant improvement costs paid or payable by Seller in connection with such Approved New Lease.

               (d) APPROVED NEW LEASE COSTS. "Approved New Lease Costs" means, with respect to an Approved New Lease, the total of (i) the New Lease Commission payable in connection with such Approved New Lease; and (ii) the Tenant Improvement Costs payable in connection with such Approved New Lease.

               (e) APPROVED NEW LEASE TERM. "Approved New Lease Term" means, with respect to an Approved New Lease, the original term of such Approved New Lease, expressed in the form of the number of calendar days included in such original term.

               (f) BUYER'S SHARE. "Buyer's Share" means, with respect to an Approved New Lease, a fraction, (i) the numerator of which is the number of calendar days in the Approved New Lease Term measured from the Close of Escrow to the end of the Approved New Lease term; and (ii) the denominator of which is the Approved New Lease Term.

               (g) BUYER'S SHARE OF APPROVED NEW LEASE COSTS. "Buyer's Share of Approved New Lease Costs" means, with respect to an Approved New Lease, (i) Buyer's Share (calculated based on the Approved New Lease Term for such Approved New Lease), multiplied by (ii) the Approved New Lease Costs for such Approved New Lease.

               (h) BUYER'S TOTAL SHARE OF APPROVED NEW LEASE COSTS. "Buyer's Total Share of Approved New Lease Costs" means to total of Buyer's Share of Approved New Lease Costs for all Approved New Leases.

           14.4 CREDIT TO SELLER FOR BUYER'S TOTAL SHARE OF APPROVED NEW LEASE COSTS. At the Close of Escrow, Seller shall receive a credit and Buyer shall be charged for Buyer's Total Share of Approved New Lease Costs.

        15. REPRESENTATIONS AND WARRANTIES.

           15.1 SELLER'S REPRESENTATIONS. Seller makes the following representations and warranties, each and all of which are expressly subject to any and all matters contained or referred to in any or all of the Review Matters and matters discovered during Buyer's inspections:

               15.1.1 AUTHORITY; BINDING ON SELLER; ENFORCEABILITY. Seller is a limited liability company and is duly organized, validly existing and in good standing under the laws of California. Seller has taken all necessary action to authorize its execution, delivery and performance of, and has the power and authority to execute, deliver and perform its obligations under, this Agreement and all related documents executed by Seller in connection herewith and to consummate all the transactions contemplated hereby and thereby, including the power and authority to sell, assign and transfer the Property in accordance with this Agreement.

               15.1.2 CONFLICT WITH EXISTING LAWS OR CONTRACTS. The execution and delivery of this Agreement does not, and the performance by Seller of its obligations hereunder will not, to Seller's actual knowledge, conflict with any provision of any law or regulation to which Seller is subject or conflict with or result in a material breach of or constitute a material default under any of the terms, conditions or provisions of any enforceable agreement or instrument to which Seller is a party or which is known to Seller and by which it is bound or any order or decree applicable and known to Seller, nor will such execution, delivery and performance result in the creation or imposition of any lien on any of Seller's assets or properties that could materially and adversely affect the ability of Seller to discharge its obligations under and complete the transactions contemplated by this Agreement.

           15.2 BUYER'S REPRESENTATION. Buyer makes the following representations and warranties:

               15.2.1 AUTHORITY; ENFORCEABILITY. Buyer is a Maryland corporation and is duly organized, validly existing and in good standing under the laws of the state in which Buyer was organized. Buyer has taken all necessary action to authorize its execution, delivery and performance of, and has the power and authority to execute, deliver and perform its obligations under, this Agreement and all related documents and all the transactions contemplated hereby and thereby.

               15.2.2 CONFLICT WITH EXISTING LAWS OR CONTRACTS. The execution and delivery of this Agreement does not, and the performance by Buyer of its obligations hereunder will not, to Buyer's actual knowledge, conflict with any provision of any law or regulation to which Buyer is subject or conflict with or result in a material breach of or constitute a material default under any of the terms, conditions or provisions of any enforceable agreement or instrument to which Buyer is a party or which is known to Buyer and by which it is bound, or any order or decree applicable and known to Buyer, or result in the creation of imposition of any lien on any of its assets or property which could materially and adversely affect the ability of Buyer to discharge its obligations under and complete the transactions contemplated by this Agreement.

               15.2.3 DECISION TO PURCHASE. Buyer is a sophisticated investor, and Buyer's offer and decision to purchase the Property are based upon its own independent expert evaluations of the Property, the Review Matters, and other materials deemed relevant by Buyer and its agents. In entering into this Agreement, Buyer has not relied upon any oral or written information from Seller, or any of its respective employees, affiliates, brokers, agents, legal counsel or other representatives, other than the representations and warranties set forth in Section 15.1 of this Agreement (subject, however, to the limitations set forth in Section 21 below). Buyer further acknowledges that no employee, agent, broker, legal counsel or other representative of Seller has been authorized to make, and that Buyer has not relied upon, any statements or representations other than those specifically contained in Section 15.1 of this Agreement.

               15.2.4 INFORMATION FURNISHED TO SELLER. All information submitted by or on behalf of Buyer to Seller or Seller's agents in connection with Buyer's purchase of the Property, including any financial information submitted in connection with any bids submitted by Buyer to Seller, is true and correct in all material respects.

        16. HAZARDOUS MATERIAL.

           16.1 DEFINITION OF HAZARDOUS MATERIAL. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as "hazardous waste," "extremely hazardous waste," or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material," "Hazardous substance," or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances),
(v) petroleum, (vi) asbestos, (vii) listed under Article 9 or defined as "hazardous" or "extremely hazardous" pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) defined as a "hazardous waste," "hazardous substance" or similar term under the Federal Water Pollution Control Act (33 U.S.C. ss.1317), (ix) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq. (42 U.S.C. ss.6903), or (x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq. (42 U.S.C. ss.9601).

           16.2 PRESENCE OF HAZARDOUS MATERIAL. Buyer acknowledges that the Property may or may not contain certain Hazardous Materials and that Seller makes no representation or warranty to Buyer regarding the presence or absence of any Hazardous Materials on or under the Property. It shall be Buyer's responsibility under Sections 5.1(b) and 5.1(c) above to examine the Property and to review such reports or other documents it deems necessary to satisfy itself as to the presence or absence of any Hazardous Materials.

           16.3 INDEMNIFICATION. If following Buyer's inspection of the Property, the parties proceed to the Close of Escrow, Buyer shall indemnify, defend and hold Seller harmless from any and all claims, demands (including demands by any governmental agency), liabilities, costs, expenses, penalties, damages, losses and liens, including without limitation reasonable attorneys' fees, arising out of or with respect to (1) Hazardous Material on or under the Property at the Close of Escrow or released on or under the Property subsequent thereto, and (2) any clean-up of any and all Hazardous Material which might remain or subsequently be placed on or under the Property. The indemnity provided for herein shall survive the Close of Escrow hereunder and shall not be merged into the Deeds.

        17. DISCLAIMER/AS IS SALE/RELEASE.

           17.1 AS IS. AS A MATERIAL INDUCEMENT TO AND PART CONSIDERATION FOR THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY SELLER AND THE PERFORMANCE BY SELLER OF ITS DUTIES AND OBLIGATIONS HEREUNDER, AND NOTWITHSTANDING ANY CONTRARY TERM OR PROVISION OF THIS AGREEMENT OR OTHERWISE, BUYER DOES HEREBY EXPRESSLY ACKNOWLEDGE, REPRESENT, WARRANT AND AGREE, TO AND WITH SELLER, THAT: (i) BUYER IS PURCHASING THE PROPERTY IN ITS "AS IS" CONDITION, WITH ALL FAULTS, AS OF THE CLOSE OF ESCROW WITH RESPECT TO ANY AND ALL KNOWN OR UNKNOWN FACTS, CIRCUMSTANCES, CONDITIONS AND DEFECTS, SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTIES, EITHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, OF ANY KIND, NATURE OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER OR ANYONE PURPORTING TO ACT ON BEHALF OF OR FOR OR AT THE DIRECTION OF SELLER, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, MERCHANTABILITY, HABITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR THE VALUE, ACCURACY OF INFORMATION, MARKETABILITY, PROSPECTS FOR FUTURE DEVELOPMENT, USE OR OCCUPANCY OR MATTERS AFFECTING SAME, AND BUYER HEREBY WAIVES ANY SUCH IMPLIED WARRANTIES OR REPRESENTATIONS RELATING TO THE PROPERTY, THE LEASES OR ANY OTHER MATTER AFFECTING THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE VALUE OF THE PROPERTY OR FUTURE INCOME OR EXPENSES FOR THE PROPERTY; (ii) SELLER HAS NO OBLIGATION TO REPAIR OR CORRECT ANY SUCH FACTS, CIRCUMSTANCES, CONDITIONS OR DEFECTS OR COMPENSATE BUYER FOR SAME; (iii) BUYER HAS HERETOFORE UNDERTAKEN AND WILL AS OF THE CLOSING DATE HAVE MADE ALL SUCH INQUIRIES AND INVESTIGATIONS REGARDING THE PROPERTY AND ALL MATTERS RELATING THERETO AS BUYER DEEMS NECESSARY OR APPROPRIATE UNDER THE CIRCUMSTANCES, AND THAT BASED UPON THE SAME, BUYER WILL BE RELYING STRICTLY AND SOLELY UPON SUCH INQUIRIES AND THE ADVICE AND COUNSEL OF ITS OWN AGENTS AND NOT ON ANY INFORMATION OR MATERIAL SUPPLIED BY OR ON BEHALF OF SELLER, AND BUYER IS AND WILL BE FULLY SATISFIED THAT THE PURCHASE PRICE IS FAIR AND ADEQUATE CONSIDERATION FOR THE PROPERTY; (iv) SELLER IS NOT MAKING AND HAS NOT MADE AND HEREBY DISCLAIMS ANY AND ALL WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE CONDITION OR USE OF OR OTHERWISE RELATING TO ALL OR ANY PART OF THE PROPERTY; AND (v) BY REASON OF ALL OF THE FOREGOING, BUYER SHALL ASSUME THE FULL RISK OF ANY LOSS OR DAMAGE OCCASIONED BY ANY FACT, CIRCUMSTANCE, CONDITION OR DEFECT PERTAINING TO THE CONDITION OR USE OF ALL OR ANY PART OF THE PROPERTY WHETHER KNOWN OR UNKNOWN. SELLER HEREBY EXPRESSLY DISCLAIMS ANY AND ALL RESPONSIBILITY FOR ANY AND ALL LOSSES, CLAIMS, EXPENSES, DAMAGES, SUITS, ACTIONS, JUDGMENTS, COSTS, OBLIGATIONS AND LIABILITIES OF ANY KIND, WHETHER FORESEEABLE OR UNFORESEEABLE, CONSEQUENTIAL OR OTHERWISE, WITH RESPECT TO OR IN ANY WAY RELATING TO OR INDIRECTLY OR DIRECTLY ARISING OUT OF THE PROPERTY, OR ANY PART THEREOF OR ANY MATTER RELATING THERETO. THE PURCHASE PRICE AND OTHER TERMS AND CONDITIONS CONTAINED IN THIS AGREEMENT ARE THE RESULT OF ARM'S-LENGTH

NEGOTIATIONS BETWEEN PARTIES FAMILIAR WITH TRANSACTIONS OF THIS KIND, AND THE PURCHASE PRICE AND OTHER TERMS AND CONDITIONS CONTAINED IN THIS AGREEMENT TAKE INTO ACCOUNT THE FACT THAT BUYER IS NOT ENTITLED TO RELY ON ANY INFORMATION PROVIDED BY SELLER, ANY OF ITS AGENTS, OR ANY OTHER PERSON ACTING FOR OR ON BEHALF OF SELLER. ALL INFORMATION, WHETHER WRITTEN OR ORAL, PREVIOUSLY, NOW, OR HEREAFTER MADE AVAILABLE TO BUYER BY SELLER, ITS AGENTS, OR ANY OTHER PERSON ACTING FOR OR ON BEHALF OF SELLER, WHETHER IN THE FORM OF APPRAISALS, OFFERING MATERIALS (INCLUDING THE INVESTMENT PROPERTY OFFERINGS DATED JUNE 1997 AND JULY 1997, RESPECTIVELY, PREPARED BY OR DISTRIBUTED THROUGH J.B. GRANT REALTY ADVISORS AND PM REALTY GROUP), BROCHURES, MAPS, SURVEYS, SOIL REPORTS, ENGINEERING STUDIES, ENVIRONMENTAL STUDIES, INSPECTION REPORTS, PLANS AND SPECIFICATIONS, AND ALL OTHER REVIEW MATTERS HAVE BEEN OR WILL BE FURNISHED BY SELLER TO BUYER SOLELY AS A COURTESY, AND NEITHER SELLER NOR ITS AGENTS HAS VERIFIED THE ACCURACY OF SUCH INFORMATION OR THE QUALIFICATIONS OF THE PERSONS PREPARING SUCH INFORMATION, AND BUYER IS NOT RELYING ON, AND SHALL NOT BE ENTITLED TO RELY ON, SUCH INFORMATION IN ENTERING INTO THIS AGREEMENT AND COMPLETING ITS PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT.

           17.2 BUYER'S INDEPENDENT DUE DILIGENCE. BY ENTERING INTO THIS AGREEMENT, BUYER HAS AGREED TO PERFORM (AND BUYER REPRESENTS AND WARRANTS TO SELLER THAT BUYER IS CAPABLE OF PERFORMING) A SOPHISTICATED, EXPERT, THOROUGH, AND INDEPENDENT INVESTIGATION, ANALYSIS AND EVALUATION OF THE PROPERTY AND ALL OTHER ASPECTS OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND BUYER AGREES THAT BUYER SHALL BE CHARGED WITH KNOWLEDGE OF ALL INFORMATION WHICH IS ACQUIRED BY BUYER AS A RESULT OF SUCH AN INVESTIGATION, ANALYSIS, AND EVALUATION OR WHICH WOULD OR SHOULD HAVE BEEN ACQUIRED BY BUYER AS A RESULT OF SUCH AN INVESTIGATION, ANALYSIS, AND EVALUATION. AS A MATERIAL INDUCEMENT TO AND PART CONSIDERATION FOR THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY SELLER AND THE PERFORMANCE BY SELLER OF ITS DUTIES AND OBLIGATIONS HEREUNDER, NOTWITHSTANDING ANY CONTRARY TERM OR PROVISION OF THIS AGREEMENT OR OTHERWISE, AND WITHOUT LIMITING THE GENERALITY OF THIS SECTION OR ANY OTHER PROVISION OF THIS AGREEMENT, BUYER WARRANTS AND REPRESENTS TO SELLER AND AGREES AS FOLLOWS:

           17.2.1 PHYSICAL INSPECTION. PRIOR TO THE CONTINGENCY DATE, BUYER WILL HAVE CONDUCTED ITS OWN EXPERT, THOROUGH, AND INDEPENDENT INSPECTION, INVESTIGATION, ANALYSIS AND EVALUATION OF THE PROPERTY AND WILL HAVE DETERMINED SOLELY IN RELIANCE THEREON THAT THE PHYSICAL CONDITION OF THE PROPERTY IS ACCEPTABLE TO BUYER, INCLUDING (1) ALL STRUCTURAL ELEMENTS OF THE IMPROVEMENTS AND ALL MECHANICAL, ELECTRICAL, HEATING, AIR CONDITIONING, VENTILATION, FIRE SAFETY, SECURITY, PLUMBING AND OTHER SYSTEMS IN THE IMPROVEMENTS OR ON OR UNDER THE LAND; (2) ALL SOIL AND GEOLOGICAL CONDITIONS OF THE LAND; AND (3) THE PRESENCE OR ABSENCE OF ANY HAZARDOUS MATERIALS IN, ON, UNDER OR AROUND ANY OR ALL OF THE PROPERTIES. IF THE PHYSICAL CONDITION OF THE PROPERTY IS NOT ACCEPTABLE TO BUYER, BUYER'S SOLE AND

EXCLUSIVE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT IN ACCORDANCE WITH SECTION 5.1(c) ABOVE.

               17.2.2 REVIEW OF RECORDS. PRIOR TO THE CONTINGENCY DATE, BUYER WILL HAVE HAD ACCESS TO AND WILL HAVE CONDUCTED ITS OWN EXPERT, THOROUGH, AND INDEPENDENT INSPECTION, INVESTIGATION, ANALYSIS AND EVALUATION OF ALL INSTRUMENTS, RECORDS AND DOCUMENTS WHICH BUYER HAS DETERMINED TO BE APPROPRIATE OR ADVISABLE TO REVIEW IN CONNECTION WITH BUYER'S PURCHASE OF THE PROPERTY AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING THOSE RELATING TO ALL ZONING REGULATIONS AND OTHER GOVERNMENTAL REQUIREMENTS, SITE AND PHYSICAL CONDITIONS, TITLE MATTERS, AND ALL OTHER MATTERS AFFECTING THE USE, OCCUPANCY, VALUE, AND CONDITION OF THE PROPERTY, AND BUYER WILL HAVE DETERMINED SOLELY IN RELIANCE THEREON THAT THE INFORMATION AND DATA CONTAINED THEREIN OR EVIDENCED THEREBY IS SATISFACTORY TO BUYER. BUYER SPECIFICALLY ACKNOWLEDGES THAT BUYER IS NOT RELYING ON SELLER TO INDICATE THE RELATIVE IMPORTANCE OR MATERIALITY OF ANY OF THE INSTRUMENTS, RECORDS, DOCUMENTS AND OTHER INFORMATION MADE AVAILABLE TO BUYER FOR REVIEW AND BUYER SHALL MAKE ITS OWN DETERMINATION AS TO THE LEVEL OF SCRUTINY IT APPLIES TO SUCH INSTRUMENTS, RECORDS AND DOCUMENTS MADE AVAILABLE TO BUYER. WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, IF AND TO THE EXTENT THAT ANY REVIEW MATTERS MADE AVAILABLE TO BUYER INCLUDE A DISCLOSURE OF ANY POSSIBLE DEFECTS, DEFICIENCIES, OR SIMILAR MATTERS RELATING TO THE PROPERTY, SUCH DISCLOSURE DOES NOT CONSTITUTE A COMPLETE STATEMENT OF ALL SUCH MATTERS RELATING TO THE PROPERTY, AND BUYER ASSUMES FULL AND COMPLETE RESPONSIBILITY FOR DETERMINING THE PRESENCE OR ABSENCE, AND NATURE AND EXTENT OF, ANY AND ALL DEFECTS, DEFICIENCIES, OR SIMILAR MATTERS RELATING TO THE PROPERTY AS PART OF BUYER'S INSPECTIONS AND REVIEWS UNDER SECTION 5.1 ABOVE. IF BUYER IS NOT SATISFIED WITH ITS REVIEW OF ANY OF THE REVIEW MATTERS OR TITLE MATTERS RELATING TO THE PROPERTY, BUYER'S SOLE AND EXCLUSIVE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.1(a) OR 5.1(b) ABOVE, AS APPLICABLE.

               17.2.3 PURCHASE FOR BUYER'S ACCOUNT. BUYER IS PURCHASING THE PROPERTY FOR ITS OWN ACCOUNT; PROVIDED, HOWEVER, THAT BUYER SHALL NOT BE DEEMED TO BE IN BREACH OF THIS SECTION IF AN AUTHORIZED INVESTMENT ADVISOR OR REPRESENTATIVE OF BUYER HAS ACTED AS AGENT FOR AND ON BEHALF OF BUYER IN THIS TRANSACTION.

           17.3 RELEASE. As a material inducement to and part consideration for the execution and delivery of this Agreement by Seller and the performance by Seller of its duties and obligations under this Agreement, and effective as of the date set forth in Section 17.5 below, Buyer, on behalf of Buyer and Buyer's partners, officers, directors, predecessors, successors and assigns, hereby expressly, fully and forever releases and discharges (which release and discharge shall be continuing and shall survive the Closing and the transfer of the Property and/or any termination of this Agreement) Seller, its members, managers, employees, officers, consultants, attorneys, and agents, from any and all losses, expenses, claims, costs, damages, rights of subrogation, debts, attorneys' fees, actions, suits, judgments, awards, obligations and/or liabilities of any kind, whether foreseeable or unforeseeable, known or unknown, or suspected or unsuspected, with respect to or in any way relating to or indirectly or directly arising out of (1) the whole or any part of the Property, Leases, and/or Contracts or any fact, event, circumstance, omission, occurrence of any kind or nature relating thereto, based on any theory of law, equity or tort now existing or coming into existence in the future, (2) any Hazardous Material on or under the Property at the Close of Escrow or released on or under the Property subsequent thereto, and (3) any required clean-up of any and all Hazardous Material which might remain or subsequently be placed on or under the Property, including without limitation any personal injuries suffered by any person or persons.

           17.4 WAIVER. Buyer and its successors, assigns, heirs, devisees and executors, agrees, represents and warrants that the matters released in Section
17.3 hereof are not limited to matters which are known or disclosed, and hereby waives any and all rights and benefits which it now has, or in the future may have, conferred upon it by virtue of the provisions of Section 1542 of the Civil Code of the State of California which provides as follows:

               "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Buyer, on its behalf and on behalf of its officers, directors, partners and their respective predecessors, successors and assigns, hereby knowingly and voluntarily waives and relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code as set forth hereinabove, or any comparable, equivalent or similar statutes and principles of common law of all the states of the United States, and of the United States, if applicable, and of any foreign country, if applicable. Buyer, on its behalf and on behalf of its officers, directors, partners and their respective predecessors, successors and assigns, understands that the facts in respect of which the releases in this Section 17 are given may hereafter turn out to be other than or different from the facts in that connection now known or believed by Buyer to be true or that Buyer may hereafter discover facts or documents in addition to or different from those which Buyer now knows or believes to be true or exist with respect to any matter covered by this release, and Buyer, on its behalf and on behalf of its officers, directors, partners and their respective predecessors, successors and assigns, accepts and assumes the risk of the facts turning out to be different and no party or person being released by this release shall have any duty to disclose or provide any such facts or documents (whether material or immaterial, known or unknown, or suspected or unsuspected), and that this release shall be and remain in all respects effective and not subject to termination or rescission by virtue of any such difference in facts, even if any facts were not disclosed.

           17.5 CERTAIN OBLIGATIONS NOT RELEASED. Notwithstanding anything to the contrary contained in Sections 17.3 or 17.4 above, the release contained in this Section 17:

               (i) shall become effectively only on the Close of Escrow; and

               (ii) shall not be deemed to release the Seller from or otherwise affect its representations, warranties, and obligations under this Agreement or any of the documents executed by Seller in connection with this Agreement.

          The provisions of this Section 17, including the release set forth herein, shall survive the Closing Date and the transfer of the Property from Seller to Buyer and any termination of the Agreement and shall not be merged into the grant deed.

          18. LEGAL FEES. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the obligations, covenants or agreements or any inaccuracies in any of the representations and warranties on the part of the other party arising out of this Agreement, then in that event, the prevailing party in such action shall be entitled to have and recover from the other party all costs and expenses of suit including actual attorneys' fees as directed by the court.

          19. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, delivered or sent by telex, telecopy, cable or via a reliable overnight courier, and shall be deemed received upon the earliest of (i) if personally delivered or via overnight courier, the date of delivery to the person to receive such notice; (ii) if mailed, upon the date of receipt as disclosed on the return receipt; or (iii) if given by telecopy then on the day sent unless after normal business hours in which event it shall be the next business day; provided, however, that any notice, request, demand, direction or other communication sent by telecopy must be confirmed within twenty-four (24) hours by registered or certified letter mailed or delivered in accordance with the foregoing:



               To Buyer:           _____________________________________
                                   _____________________________________
                                   Attentionn:   _______________________
                                   Phone:        (___)__________________
                                   Telecopy:     (___)__________________


               With a copy to:     _____________________________________
                                   _____________________________________
                                   Attentionn:   _______________________
                                   Phone:        (___)__________________
                                   Telecopy:     (___)__________________

               To Seller:          KIP Properties LLC
                                   c/o R & B Realty Group
                                   2222 Corinth Avenue
                                   Los Angeles, California 90064
                                   Attention:   Ms. Maria Stamolis
                                   Phone:       310/ 478-1021
                                   Telecopy:    310/ 479-1451

               With a Copy to:     KIP Properties LLC
                                   c/o R & B Realty Group
                                   2222 Corinth Avenue
                                   Los Angeles, California 90064
                                   Attention:      Mr. Darby T. Keen
                                   Phone:          310/ 444-2241
                                   Telecopy:       310/ 479-1451

               With a copy to:     William S. Small, Esq.
                                   Alschuler Grossman & Pines LLP
                                   2049 Century Park East, 39th Floor
                                   Los Angeles, California 90067-3213
                                   Phone:          310/ 277-1226
                                   Telecopy:       310/ 552-6077

               With a copy to:     Steven Thomas, Esq.
                                   Irell & Manella LLP
                                   1800 Avenue of the Stars
                                   Los Angeles, California 90067
                                   Escrow Officer:___________________
                                   Phone:          310/ 203-7694
                                   Telecopy:       310/ 203-7199

               To Escrow Holder:   Chicago Title Insurance Company
                                   Escrow Department
                                   700 South Flower Street, Suite 900
                                   Los Angeles, California 90017
                                   Escrow Officer:___________________
                                   Phone:          213/ 488-4300
                                   Telecopy:       213/ 488-4384

Notice of change of address shall be given by written notice in the manner detailed in this Section. Refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

          20. Brokers. Except for (a) the commission payable upon the Close of Escrow to J.B. Grant Realty Advisors ("Seller's Broker"), as Seller's broker, pursuant to a separate written listing agreement between Seller and Seller's Broker, which listing agreement may authorize Seller's Broker to utilize the services of PM Realty Group; and (b) the finder's fee or brokerage fee payable to R & B Realty Group ("R & B Realty") pursuant to a separate written agreement between Seller and R & B Realty, each party warrants and represents to the other that no broker, salesman, or finder has been engaged by it in connection with the transaction contemplated by this Agreement. Buyer shall indemnify, hold harmless and defend Seller against each and every claim for any such fees, commissions or other amounts, if such claims are based upon any statement or representation or agreement of Buyer or if such claimant is claiming by, through or under Buyer. Seller shall indemnify, hold harmless and defend Buyer against each and every claim for any such fees, commissions or other amounts if such claims are based upon any statement or representations or agreement of Seller or if such claimant is claiming by, through or under

Seller. The foregoing indemnities shall survive the Closing Date or any termination of this Agreement.

          21. NO SURVIVAL. The representations and warranties of both Buyer and Seller set forth in this Agreement shall, unless expressly stated otherwise herein to the contrary, not survive the Closing Date; provided, however, all of the representations and warranties of the Seller and Buyer made in Section 15 are and will be continuous and continuing and all of the same shall remain true and correct in all material respects through the Closing.

          22. TAX-DEFERRED EXCHANGE. Buyer acknowledges and agrees that Seller may transfer the Property to Buyer as part of a tax-deferred exchange by Seller pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), and that Seller has the right to restructure all or part of the transaction contemplated by this Agreement as provided in Section 1031 of the Code as a concurrent or delayed (non-simultaneous) tax deferred exchange for the benefit of Seller. Buyer shall cooperate with Seller if Seller elects to convey the Property in connection with a tax-deferred exchange within the meaning of
Section 1031 of the Code and, if requested by Seller, to accommodate Seller in any such exchange, provided that Seller's election to effect a tax-deferred exchange shall not create any additional conditions to the Close of Escrow or extend the Closing Date. Seller, in electing to structure the sale as an exchange, shall have the right to substitute, assign, or delegate its rights and duties to one or more entities or persons who will be Seller's accommodator as seller in the Escrow in Seller's place and stead. Any such exchange shall be accomplished by supplemental instructions reasonably acceptable to both parties (the "Exchange Instructions"), including any exchange documents and instructions with an exchange accommodator. Buyer shall execute and deliver to Seller or Escrow Holder any and all Exchange Instructions provided to Buyer by Seller within three (3) Business Days after Buyer's receipt of such Exchange Instructions. Each party shall bear its own costs and expenses (including attorneys' fees and costs) incurred in connection with the preparation and review of the Exchange Instructions.

          23. NO OFFER. Submission of this Agreement for examination or signature by Buyer is not effective as an agreement to sell the Property or otherwise until execution by and delivery to both Buyer and Seller of an original of this Agreement.

          24. TIME OF ESSENCE. Notwithstanding anything to the contrary contained in the Standard Provisions, time is of the essence of each and every term, condition, obligation and provision hereof.

          25. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

          26. CAPTIONS. Any captions to, or headings of, the paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

          27. NO OBLIGATIONS TO THIRD PARTIES. The execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties thereto, to any person or entity other than the parties hereto.

          28. EXHIBITS. The Exhibits and Schedules attached hereto are hereby incorporated herein by this reference.

          29. AMENDMENT TO THIS AGREEMENT. The terms of this Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

          30. WAIVER. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof. Except as otherwise expressly provided in this Agreement (including matters which may be deemed approved by Buyer under Section 5 above), no waiver by Buyer or Seller of any of the terms or conditions of this Agreement or any of their respective rights hereunder shall be effective unless such waiver is in writing and signed by the party charged with the waiver.

          31. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          32. ENTIRE AGREEMENT. This Agreement and attached Schedules and Exhibits together supersede any prior agreement, negotiations and communications, oral or written, and contains the entire agreement between Buyer and Seller as to the subject matter hereof. No subsequent agreement, representation, or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party shall be of any effect unless it is in writing and executed by the party to be bound thereby.

          33. SUCCESSORS AND ASSIGNS. This Agreement and all of the terms, conditions and provisions hereof shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties hereto. Without Seller's prior written consent, which consent may be withheld by Seller in its discretion, Buyer shall not (a) assign any of Buyer's rights or delegate any of Buyer's duties under this Agreement; or (b) enter into any agreement or escrow for the resale of the Property. If Buyer attempts or purports to enter into any assignment, agreement or escrow in violation of this Section, Seller, at its option, shall have the right to immediately terminate this Agreement.

          34. CERTAIN REMEDIES.

               34.1 LIQUIDATED DAMAGES. NOTWITHSTANDING ANY OTHER PROVISION CONTAINED IN THIS AGREEMENT, IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED BY REASON OF ANY DEFAULT BY BUYER UNDER THIS AGREEMENT, THEN SELLER SHALL BE ENTITLED TO RETAIN BUYER'S INITIAL DEPOSIT IN THE AMOUNT OF $625,000 AND BUYER'S ADDITIONAL DEPOSIT IN THE AMOUNT OF $1,250,000 AS SELLER'S LIQUIDATED DAMAGES. BUYER AND SELLER AGREE THAT SELLER'S DAMAGES WHICH WOULD RESULT FROM BUYER'S FAILURE TO ACQUIRE THE PROPERTY FOR ANY REASON ARE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES IN THE

AMOUNT OF THE DEPOSIT REPRESENTS A REASONABLE ESTIMATE OF SUCH DAMAGES. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES FOR THE BREACH OF BUYER'S OBLIGATION TO PURCHASE THE PROPERTY UNDER THIS AGREEMENT IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION.

SELLER'S INITIALS                                      BUYER'S INITIALS

                                                       [SIG]
------------------------                               ------------------------

               34.2 LIMITATION ON LIABILITY. BUYER AGREES THAT, IN THE EVENT OF ANY DEFAULT BY SELLER HEREUNDER, BUYER'S SOLE AND EXCLUSIVE REMEDY SHALL BE AN ACTION AT LAW FOR DAMAGES (PROVIDED, HOWEVER, BUYER SHALL NOT BE ENTITLED TO, AND BUYER HEREBY WAIVES, ANY AND ALL PUNITIVE, INCIDENTAL, SPECULATIVE AND CONSEQUENTIAL DAMAGES AND DAMAGES FOR BUYER'S LOSS OF ITS BARGAIN). ACCORDINGLY, BUYER AGREES THAT, IN THE EVENT OF ANY SUCH DEFAULT BY SELLER, BUYER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES AND SHALL HAVE NO RIGHT TO (A) SPECIFIC PERFORMANCE OR ANY OTHER EQUITABLE REMEDY; (B) RECORD OR FILE A LIS PENDENS OR ANY OTHER MATTER AFFECTING TITLE TO THE PROPERTY; OR (C) CLAIM A VENDEE'S LIEN OR ANY OTHER LIEN UPON THE PROPERTY. THE OBLIGATIONS OF SELLER UNDER THIS AGREEMENT DO NOT CONSTITUTE PERSONAL OBLIGATIONS OF THE MEMBER'S, PARTNERS, DIRECTORS, OFFICERS OR SHAREHOLDERS OF SELLER, AND BUYER SHALL NOT SEEK RECOURSE AGAINST THE MEMBERS, PARTNERS, DIRECTORS, OFFICERS, OR SHAREHOLDERS OF SELLER OR ANY OF THEIR PERSONAL ASSETS FOR SATISFACTION OF ANY LIABILITY IN RESPECT TO THIS AGREEMENT. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO SELLER TO EXECUTE THIS AGREEMENT, WITHOUT WHICH SELLER WOULD NOT HAVE BEEN WILLING TO EXECUTE THIS AGREEMENT. BUYER AND SELLER SHALL INITIAL BELOW THIS
SECTION INDICATING THEIR SPECIFIC AGREEMENT TO THIS PROVISION.


SELLER'S INITIALS                                      BUYER'S INITIALS

                                                       [SIG]
------------------------                               ------------------------



          35. NO THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

          36. INTERPRETATION; COMPUTATION OF PERIODS. All periods of time referred to in this Agreement shall include all Saturdays, Sundays, and California or national holidays, unless the period of time specifies Business Days, provided that if the date or last date to perform any act or give a notice with respect to this Agreement shall fall on a Saturday, Sunday or a California or national holiday, such act or notice may be timely performed or given on the next succeeding day which is not a Saturday, Sunday or a California or national holiday. Whenever the context of this Agreement reasonably requires, all words used in the singular shall be deemed to have been used in the plural, and the neuter gender shall be deemed to include the masculine and feminine gender, and vice versa. This Agreement (including the Exhibits attached hereto) has been drafted through a joint effort of the parties and their respective counsel and, therefore, shall not be construed in favor of or against any of the parties as the person who prepared this Agreement and such Exhibits. For purposes of this Agreement, (a) the term "including" shall be deemed to mean "including without limitation;" (b) the term "Business Day" means any day other than a Saturday, a Sunday, or a federal or California State holiday; (c) the term "Pacific Time" means Pacific Standard Time or Pacific Daylight Savings Time, whichever is then applicable in Los Angeles, California on the date in question; (d) the term "discretion" means sole and absolute discretion; and (e) the phrase "to Seller's actual knowledge," as used in this Agreement, shall mean the present actual knowledge, without duty of inquiry or investigation, of the managing members of Seller.

          37. CONFIDENTIALITY. Seller and Buyer each shall keep the terms and conditions of this Agreement confidential, except for (a) such disclosures to third persons as may be reasonably necessary in order to consummate the transactions contemplated by this Agreement; (b) privileged communications by the respective parties, including communications with the parties' respective counsel and advisors; (c) such disclosures as may be necessary or required by those governmental agencies, authorities, or examiners having jurisdiction over Seller and Buyer, respectively; and (d) such disclosures as may be required by subpoena or any other similar court order or discovery request in any civil or criminal proceeding or investigation. With respect to any disclosures otherwise permitted under this Section 37(a) and (b), prior to any such disclosures or communications, the party making such disclosure or communication shall (1) inform each and every such receiving party that such information is confidential and is subject to a prohibition on further dissemination or circulation by any means, and (2) shall obtain such receiving party's agreement to maintain the confidentiality of this Agreement in accordance with the terms herein. This Section shall survive the Close of Escrow and any termination of this Agreement.

          38. AGENCY RELATIONSHIP. Buyer acknowledges and agrees that (a) R & 8 Realty is affiliated, directly or indirectly, with Seller and one or more of Seller's members and is also acting as a broker or finder with respect to Seller; and (b) R & B Realty is only acting for or representing Seller in the transactions contemplated by this Agreement, and has no duty of any kind to Buyer.

          39. WAIVER OF TRIAL BY JURY. SELLER AND BUYER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT, AND THE PARTIES AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

          40. REVIEW WITH INDEPENDENT COUNSEL. EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT (A) IT HAS CAREFULLY READ AND UNDERSTANDS ALL OF THE TERMS OF THIS AGREEMENT; (B) IT HAS ENTERED INTO

THIS AGREEMENT FREELY AND VOLUNTARILY, AFTER HAVING CONSULTED WITH ITS OWN INDEPENDENT LEGAL COUNSEL; (C) EACH OF THE WAIVERS AND RELEASES CONTAINED IN THIS AGREEMENT IS REASONABLE, NOT CONTRARY TO PUBLIC POLICY OR LAW, AND HAS BEEN INTENTIONALLY, KNOWINGLY, AND VOLUNTARILY AGREED TO BY THE PARTIES; AND (D) EACH OF THE WAIVERS AND RELEASES CONTAINED IN THIS AGREEMENT HAS BEEN AGREED TO BY SUCH PARTY WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND CONSEQUENCES.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                  "Buyer"             PACIFIC GULF PROPERTIES



                                      By:   [SIG]
                                         ------------------------------------

                                      Its:  President - CEO
                                          -----------------------------------


                                      By:   [SIG]
                                         ------------------------------------

                                      Its:  Senior Vice President
                                          -----------------------------------


                  "Seller" KIP PROPERTIES LLC, a California limited liability company


                                      By:
                                         ------------------------------------

                                      Its:
                                          -----------------------------------

                                      By:
                                         ------------------------------------

                                      Its:
                                          -----------------------------------

            ACKNOWLEDGMENT OF RECEIPT AND ACCEPTANCE BY ESCROW HOLDER
            ---------------------------------------------------------

The undersigned Escrow Holder hereby agrees to act as Escrow Holder pursuant to the terms and conditions set forth in this Agreement.

Dated: September __, 1997.


                                      CHICAGO TITLE INSURANCE COMPANY


                                      By:
                                         ------------------------------------

                                      Its:
                                          -----------------------------------

                         AGREEMENT OF PURCHASE AND SALE
                         ------------------------------
                          AND JOINT ESCROW INSTRUCTIONS
                          -----------------------------

                              SCHEDULE OF EXHIBITS
                              --------------------


LEGAL DESCRIPTION ANAHEIM PROPERTY                               Exhibit A-1

DESCRIPTION ANAHEIM PERSONAL PROPERTY                            Exhibit A-2

LEGAL DESCRIPTION SUNNYVALE PROPERTY                             Exhibit B-1

DESCRIPTION SUNNYVALE PERSONAL PROPERTY                          Exhibit B-2

LEGAL DESCRIPTION SAN TOMAS PROPERTY                             Exhibit C-1

DESCRIPTION SAN TOMAS PERSONAL PROPERTY                          Exhibit C-2

LEGAL DESCRIPTION SACRAMENTO PROPERTY                            Exhibit D-1

DESCRIPTION SACRAMENTO PERSONAL PROPERTY                         Exhibit D-2

STANDARD ESCROW PROVISIONS                                       Exhibit 3.1

FORM OF GRANT DEED                                               Exhibit 3.2

ASSIGNMENT OF LEASES                                             Exhibit 6(b)

ASSIGNMENT OF CONTRACTS                                          Exhibit 6(d)

BILL OF SALE AND ASSIGNMENT OF PERSONAL PROPERTY                 Exhibit 6(e)

TRANSFEROR'S CERTIFICATE OF NON-FOREIGN STATUS                   Exhibit 6(f)

TENANT ESTOPPEL CERTIFICATE                                      Exhibit 8.1.3

                         AGREEMENT OF PURCHASE AND SALE
                         ------------------------------
                          AND JOINT ESCROW INSTRUCTIONS
                          -----------------------------

                                 EXHIBIT "A-1"
                                 -------------

                      LEGAL DESCRIPTION OF ANAHEIM PROPERTY
                      -------------------------------------


All of that certain real property in the City of Anaheim, County of Orange, State of California, described as follows:


PARCEL 1:

The West 10.00 acres of the South half of the Southwest quarter of the Northwest quarter of Section 24, Township 4 South, Range 10 West, in the Rancho San Juan Cajon de Santa Ana, City of Anaheim, County of Orange, State of California, as per map recorded in Book 51, Page 10 of Miscellaneous Maps, in the Office of the County Recorder of said County.

Except the North 320.00 feet thereof.

PARCEL 2:

The North 320.00 feet of the West 10.00 acres of the South half of the Southwest quarter of the Northwest quarter of Section 24, Township 4 South, Range 10 West, in the Rancho San Juan Cajon de Santa Ana, City of Anaheim, County of Orange, State of California, as per map recorded in Book 51, Page 10 of Miscellaneous Maps, in the Office of the County Recorder of said County.

                         AGREEMENT OF PURCHASE AND SALE
                         ------------------------------
                          AND JOINT ESCROW INSTRUCTIONS
                          -----------------------------

                                  EXHIBIT "A-2"
                                  -------------

                    DESCRIPTION OF ANAHEIM PERSONAL PROPERTY
                    ----------------------------------------


Description to be provided pursuant to Section 5.1(b) as part of "Review
Matters."

                         AGREEMENT OF PURCHASE AND SALE
                         ------------------------------
                          AND JOINT ESCROW INSTRUCTIONS
                          -----------------------------

                                  EXHIBIT "B-1"
                                  -------------

                     LEGAL DESCRIPTION OF SUNNYVALE PROPERTY
                     ---------------------------------------


All of that certain real property in the City of Sunnyvale, County of Santa Clara, State of California, described as follows:

All that certain real property in Section 29, Township 6 South, Range 1 West, Mount Diablo Base and Meridian, in the City of Sunnyvale, County of Santa Clara, State of California; being a portion of that certain 7.642 acre parcel shown on the Record of Survey Map recorded in Book 263 of Maps at Page 30, Santa Clara County Records, said portion being more particularly described as follows:

Beginning at a Northwesterly corner of said 7.642 acre parcel, from which corner the intersection of the center line of Duane Court and the "Q" line in Lawrence Expressway, as shown on said Map, bears North 88 deg. 18 degrees 10" East 767.67 feet; thence from said point of beginning, along a boundary of said Parcel, South 1 degree 41' 50" East, 20.00 feet to the true point of commencement, along the boundaries of said 7.642 acre parcel, on the following courses: Westerly, along a curve with a radius of 55.00 feet, deflecting to the left from a tangent bearing South 88 deg. 18 degrees 10: West, through a central angle of 59 deg. 50' 23" an arc distance of 57.44 feet to a point of compound curve; thence from said point of compound curve, Southerly along a curve with a radius of 110.00 feet, deflecting to the left from a tangent bearing 28 deg. 27 degrees 47" West, through a central angle of 59 deg. 37', 07", an arc distance of 114.46 feet to a point of tangency on the Northeasterly boundary of East Duane Avenue, as shown on said Map; thence along said Northeasterly boundary South 31 deg. 09' 20" East
320.51 feet; thence Southeasterly along a tangent curve to the left, having a radius of 307.00 feet through a central angle of 66 deg. 26 degrees 17", an arc distance of 355.99 feet to the point of tangency; thence North 82 deg. 24' 23" East 35.38 feet 190.00 feet to the Westerly line of Lawrence Expressway as shown on said Map; thence along said line of Lawrence Expressway, North 0 deg. 20' 51" West 218.05 feet; thence North 0 deg. 02'00" East 108.16 feet; thence along a tangent curve to the left, having a radius of 60.00 feet, through a central angle of 47 deg. 32' 37", an arc distance of 49.79 feet to a point of CUSP with a circular curve which has a radius of 61.00 feet; thence leaving said boundaries of said 7.642 acre parcel, Westerly along last said curve, deflecting to the right from a tangent bearing South 47 deg. 12 degrees 51" West, through a central angle of 98 deg. 53 degrees 39: an arc length of 105.29 feet to a point of reverse curvature; thence Westerly along a curve which has A radius of 61.00 feet, deflecting to the left, from a tangent bearing North 33 degrees 53' 30" West through a central angle of 57 deg. 48' 20 an arc length of 61.54 feet to the point of tangency on the Southerly boundary of Duane Court, as shown on said Map; thence along said Southerly boundary South 88 deg. 18 degrees 10" West
517.93 feet to the true point of commencement.

                         AGREEMENT OF PURCHASE AND SALE
                         ------------------------------
                          AND JOINT ESCROW INSTRUCTIONS
                          -----------------------------

                                  EXHIBIT "B-2"
                                  -------------

                   DESCRIPTION OF SUNNYVALE PERSONAL PROPERTY
                   ------------------------------------------


Description to be provided pursuant to Section 5.1(b) as part of "Review
Matters."

                         AGREEMENT OF PURCHASE AND SALE
                         ------------------------------
                          AND JOINT ESCROW INSTRUCTIONS
                          -----------------------------

                                  EXHIBIT "C-1"
                                  -------------

                     LEGAL DESCRIPTION OF SAN TOMAS PROPERTY
                     ---------------------------------------


All that certain real property in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

All of Parcel A, as shown upon that certain Map entitled, "Parcel Map Lots 1-4 of Tract 2971 City of Santa Clara, California for Don Koll Co., Inc.," which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on August 7, 1970 in Book 271 of Maps, at Page 22.

                         AGREEMENT OF PURCHASE AND SALE
                         ------------------------------
                          AND JOINT ESCROW INSTRUCTIONS
                          -----------------------------

                                  EXHIBIT "C-2"
                                  -------------

                   DESCRIPTION OF SAN TOMAS PERSONAL PROPERTY
                   ------------------------------------------



Description to be provided pursuant to Section 5.1(b) as part of "Review
Matters."

                         AGREEMENT OF PURCHASE AND SALE

                          AND JOINT ESCROW INSTRUCTIONS

                                 EXHIBIT "D-1"

                    LEGAL DESCRIPTION OF SACRAMENTO PROPERTY




All of that certain real property in the City of Sacramento, County of Sacramento, State of California, described as follows:

PARCEL NO. 1:

All that portion of Parcel F, as said Parcel is shown on the "Plat of Point West," recorded in Book 82 of Maps, Map No. 17, Records of Sacramento County, described as follows:

Beginning at the most Southerly corner of said Parcel F, thence from said point of beginning along the Westerly boundary of said Parcel F the following six (6) courses and distances: (1) North 12 degrees 20' 00" West 211.45 feet (2) Northeasterly, curving to the left on arc of 70.00 feet radius, said arc being subtended by a chord bearing North 48 degrees 55" 25" East 67.32 feet, (3) continuing on a curve to the left on an arc of 70.00 feet radius, said arc being subtended by a chord bearing North 57 degrees 58' 44" West 137.03 feet (4) curving to the right on an arc of 70.00 feet radius, said arc being subtended by a chord bearing South 71 degrees 11' 53" West 64.27 feet (5) North 15 degrees 38' 13" East 90.00 feet and (6) North 74 degrees 21' 47" West 20.00 feet to a point located on the Northerly line of a 5.00 foot public utility easement as shown on the Official Plan of said point West; thence along said North line the following four (4) courses and distances: (1) North Easterly, curving to the right of an arc of 2950.00 feet radius, said arc being subtended by a chord bearing North 86 degrees 35' 56" East 202.19 feet (3) North 88 DG 33' 46" East
158.76 feet and (4) North 00 degrees 17' 32" West 11.83 feet to a point located on the Northerly boundary of said Parcel F; thence along said Northerly boundary North 89 degrees 42' 28" East 685.63 feet to the most easterly corner of said Parcel F, thence along the Southerly boundary of said Parcel F the following four (4) courses and distances: (1) South 51 degrees 42' 50" West 631.04 feet
(2) curving to the right of an arc of 450.00 feet radius, said arc being subtended by a chord bearing North 61 degrees 29' 34" East 353.71 feet (2) curving to the right on an arc of 420.00 feet radius, said arc being subtended by a chord bearing South 69 degrees 29' 00" West 254.26 feet (3) South 86 degrees 57' 09" West 199.81 feet and (4) curving to the left on an arc of 430.00 feet radius said arc being subtended by a chord bearing South 68 degrees 06' 27" West 277.79 feet to the point of beginning.

Excepting therefrom all deposits of minerals, including oil and gas, lying below the depth of 500 feet, without however, the right to drill or mine through the surface thereof as excepted in the quitclaim deed recorded in Book 71-06-30, Page 525, Official Records.

Assessor's Parcel Number 277-0282-005-0000

PARCEL NO. 2:

Parcel 1, as shown on the Official Plat of point West, as recorded in the Office of the County Recorder of Sacramento County, June 20, 1968, in Book 82 of Maps, Map No. 17.

Excepting therefrom all deposits of minerals, including oil and gas, lying below the depth of five hundred feet, without however, the right to drill through the surface thereof, as excepted in quitclaim deed executed by the State of California, recorded June 30, 1971, in Book 71-06-30, Page 525, Official Records.

Assessor's Parcel Number 277-0284-001-0000.

                         AGREEMENT OF PURCHASE AND SALE

                          AND JOINT ESCROW INSTRUCTIONS

                                  EXHIBIT "D-2"

                   DESCRIPTION OF SACRAMENTO PERSONAL PROPERTY




Description to be provided pursuant to Section 5.1(b) as part of "Review
Matters."

                         AGREEMENT OF PURCHASE AND SALE

                         AND JOINT ESCROW INSTRUCTIONS

                                  EXHIBIT "3.1"

                       FORM OF STANDARD ESCROW PROVISIONS



1. The phrase "close of escrow" (or COE) as used in this escrow means the date on which documents are recorded, unless otherwise specified.

2. Recordation of any instruments delivered through this escrow, if necessary or proper for the issuance of the policy of title insurance called for, is authorized.

3. No examination or insurance as to the amount or payment of personal property taxes is required unless specifically requested.

4. You and any of your affiliates or employees are authorized to use the information and documents in this escrow for any purpose. You are further authorized to furnished to any broker or lender identified with this transaction or anyone acting on behalf of such broker or lender, any instructions, amendments, statements, or notices of cancellation given in connection with this escrow.

5. All written notices, communications, change of instructions and documents are required to be delivered timely at the office of Chicago Title Company as set forth herein.

6. All funds received in this escrow shall be deposited with other escrow funds in one or more escrow (demand) accounts of Chicago Title Company in any state or national bank. The parties to this escrow understand that the escrow accounts you maintain with the depository institutions contribute to your value as a customer of these institutions which, in turn, may make available to Chicago Title Company an array of bank services, accommodations or other benefits. You shall have no obligation to account for the value realized by Chicago Title Company from these services, accommodations or other benefits. All disbursements shall be made by your check, unless otherwise instructed. You shall not be responsible for any delay in closing if funds received by escrow are not available for immediate withdrawal. Chicago Title Company may, at its option, require concurrent instructions from all principals prior to release of any funds on deposit in this escrow.

7. If demand to cancel is submitted after the Time Limit Date, any principal so requesting you to cancel this escrow shall file notice of demand to cancel in your office in writing. You shall within three (3) working days thereafter mail by certified mail one copy of such notice to each of the other principals at the address stated in this escrow. Unless written objection thereto is filed in your office by a principal within fifteen
       (15) calendar days after the date of such mailing, you are instructed to cancel this escrow.

       If this is a sale escrow, you may return the lender's papers and/or funds upon lender's demand.

8. In the event that this escrow is canceled, any fees or charges due Chicago Title Company including cancellation fees and any expenditures incurred or authorized shall be paid from funds on deposit unless otherwise specifically agreed to or determined by a court of competent jurisdiction. Upon payment thereof, return documents and monies to the respective parties depositing same, or as ordered by the court, and void any executed instruments.

9. If there is no written activity by a principal to this escrow within any six-month period after the Time Limit Date set forth herein, Chicago Title Company may, at its option, terminate its agency obligation and cancel this escrow, returning all documents, monies or other items held, to the respective parties entitled thereto, less any fees and charges as provided herein.

10. If for any reason, funds are retained or remain in escrow after the closing date, you may deduct therefrom a reasonable charge as custodian, of not less than $25.00 per month, unless otherwise specified.

11. In the event that you should receive or become aware of conflicting demands or claims with respect to this escrow, or the rights of any of the parties hereto, or any money or property deposited herein, you shall have the absolute right at your option to discontinue any or all further acts until such conflict is resolved to your satisfaction.

12. You are released from and shall have no liability, obligation or responsibility with respect to (a) withholding funds pursuant to Section 1445 of the Internal Revenue Code of 1986 as amended, and to Sections 18662 and 18668 of the California Revenue and Taxation Code, (b) advising the parties as to the requirements of said Section 1445, (c) determining whether the transferor is a foreign person or a non-resident under such Section, nor (d) obtaining a non-foreign affidavit or other exemption from withholding under said Sections nor otherwise making any inquiry concerning compliance with such Sections by any party to the transaction.

13. The parties hereto, by execution of these instructions, acknowledge that the escrow holder assume no responsibility or liability whatsoever for the supervision of any act or the performance of any condition which is a condition subsequent to the closing of this escrow.

14. In the absence of instructions to the contrary, you are hereby authorized to utilize wire services, overnight, next day, or other expedited delivery services (as opposed to the regular U.S. Mail) and to charge the respective party's account accordingly.

15. If you pay a demand to reconvey line of credit or equityline deed of trust, you are hereby instructed on my behalf and for my benefit, to request that the lender issuing said demand cancel said revolving line or equityline of credit.

16. You are authorized to destroy or otherwise dispose of any and all documents, papers, instructions, correspondence and other material pertaining to this escrow at the expiration of six (6) years from the close of escrow or cancellation thereof, without liability and without further notice.

                                IMPORTANT NOTICE

Except for wire transfer, funds remitted to this escrow are subject to availability requirements imposed by Section 12413.1 of the California Insurance Code. CASHIER'S, CERTIFIED or TELLER'S checks, payable to CHICAGO TITLE COMPANY are generally available for disbursement on the next business day following the date of deposit.

Other forms of payment may cause extended delays in the closing of your transaction pursuant to the requirements imposed by State Law.

               (Wire transfer information available upon request)

ALL PARTIES TO THIS ESCROW ACKNOWLEDGE THAT CHICAGO TITLE COMPANY DOES NOT PROVIDE LEGAL ADVICE NOR HAS IT MADE ANY INVESTIGATION, REPRESENTATIONS OR ASSURANCES WHATSOEVER REGARDING THE LEGAL ASPECTS OR COMPLIANCE OF THIS TRANSACTION WITH ANY TAX, SECURITIES OR ANY OTHER STATE OR FEDERAL LAWS. IT IS RECOMMENDED THAT THE PARTIES OBTAIN INDEPENDENT LEGAL COUNSEL AS TO SUCH MATTERS.

IN THE EVENT OF ANY INCONSISTENCY BETWEEN THESE STANDARD PROVISIONS AND THE TERMS OF THE AGREEMENT TO WHICH THIS EXHIBIT "3.1" IS ATTACHED, THE TERMS OF SUCH AGREEMENT SHALL CONTROL.

                         AGREEMENT OF PURCHASE AND SALE

                          AND JOINT ESCROW INSTRUCTIONS

                                 EXHIBIT "3.2"

                               FORM OF GRANT DEED


RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:




______  __  ___________________________________________________________________
                     SPACE ABOVE THIS LINE FOR RECORDERS USE

DOCUMENTARY TRANSFER TAX

$______________________________

 ...Computed on the consideration or value of
property conveyed; OR
 ...Computed on the consideration or value less       ___________________________
liens or encumbrances remaining at time of sale     Signature of Declarant or
                                                    Agent determining tax -
                                                    Firm Name


________________________________________________________________________________
                      LIMITED LIABILITY COMPANY GRANT DEED

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,

KIP PROPERTIES LLC,

a limited liability company organized under the laws of the State of California, does hereby GRANT to


____________________________,


the real property in the City of________________, County of ____________, State of California, described as:

See Exhibit "1" attached hereto and incorporated herein by reference.


The foregoing grant of real property is subject to non-delinquent taxes, all easements, covenants, conditions and restrictions, and all other matters of record affecting all or part of the real property which is described in this Grant Deed and any matters that would be disclosed by a survey of the real property which is described in this Grant Deed.


Dated:___________________________                   ___________________________

                                   }
STATE OF CALIFORNIA                }ss              ___________________________
COUNTY OF__________________________}____                    , Managing Member

On _______________________________before            ___________________________
me,____________________________________,                    , Managing Member
personally appeared____________________,
personally known to me (or proved to me
on the basis of satisfactory evidence)
to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature

______________________________________



                                          (This area for official notarial seal)


MAIL TAX STATEMENTS TO:


______________________________________
______________________________________
______________________________________

                               FORM OF GRANT DEED

                                   EXHIBIT "1"

                                LEGAL DESCRIPTION

                         AGREEMENT OF PURCHASE AND SALE

                          AND JOINT ESCROW INSTRUCTIONS

                                 EXHIBIT "6(B)"

                              ASSIGNMENT OF LEASES

          This Assignment of Leases (the "Assignment") is executed by KIP Properties LLC, a California limited liability company ("Seller"), in favor of_____________________________ (the "Buyer"), with reference to the following facts:

          A. Seller and Buyer have entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated September 10, 1997 (the "Purchase Agreement") in which Seller has agreed to sell and Buyer has agreed to purchase the real property described in Exhibit "1" attached hereto and the improvements located thereon (collectively, the "Project").

          B. Pursuant to the Purchase Agreement, Seller has agreed to assign to Buyer all of Seller's right, title and interest in and to all leases of space in the Project (collectively, the "Leases"). THEREFORE, for valuable consideration, the parties agree as follows:

          1. Assignment. Subject to the terms of the Purchase Agreement, Seller assigns and transfers to Buyer all of Seller's right, title and interest in and to the Leases effective as of the Close of Escrow (as defined in the Purchase Agreement). Such assignment is without representation or warranty by, or recourse to, Seller.

          2. Assumption by Buyer. Buyer assumes and agrees to perform all obligations of the landlord under the Leases arising or accruing from and after the Close of Escrow (as defined in the Purchase Agreement).

          3. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

          4. Miscellaneous. This Assignment shall be binding on the parties and their respective successors and assigns. The headings to sections of this Assignment are for convenient reference only and shall not be used in interpreting this Assignment.

          5. Attorneys' Fees. If any action or proceeding is commenced by either party to enforce its rights under this Assignment, the prevailing party in such action or proceeding shall be entitled to recover all reasonable costs and expenses incurred in such action or proceeding, including reasonable attorneys' fees and costs, in addition to any other relief awarded by the court.

          6. Indemnification. Buyer agrees to and shall indemnify, defend and hold Seller harmless from and against any and all claims, costs, demands, losses, damages, liabilities, lawsuits, actions and other proceedings in law or in equity or otherwise, judgments, awards and expenses of every kind and nature whatsoever, including without limitation, attorneys' fees, arising out of or relating to, directly or indirectly, in whole or in part, the Leases, arising, occurring and/or relating to the period from and after the Close of Escrow (as defined in the Purchase Agreement).

          7. California Law. This Assignment shall be governed by and interpreted in accordance with the laws of the State of California.

          Dated: ______________________,1997.



BUYER:                                  SELLER:

                                        KIP PROPERTIES LLC,
                                        a California limited liability company

                                        By:___________________________________

                                        Title:________________________________

                              ASSIGNMENT OF LEASES

                                   EXHIBIT "1"

                                LEGAL DESCRIPTION



All of that certain real property in the City of ________________, County of ___________________ , State of California, described as follows:

                         AGREEMENT OF PURCHASE AND SALE

                          AND JOINT ESCROW INSTRUCTIONS

                                 EXHIBIT "6(d)"

                             ASSIGNMENT OF CONTRACTS


          This Assignment of Contracts (this "Assignment") is executed by KIP Properties LLC, a California limited liability company (the "Assignor"), in favor of _______________(the "Assignee"), with reference to the following facts:

          A. Seller and Buyer have entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated September 10, 1997 (the "Purchase Agreement") in which Seller has agreed to sell and Buyer has agreed to purchase the real property and improvements more particularly described in the Purchase Agreement (collectively, the "Project").

          B. Pursuant to the Purchase Agreement, Seller has agreed to assign to Buyer those certain service agreements, maintenance agreements, and other contracts listed on Exhibit "1" attached hereto (collectively, the "Contracts").

          THEREFORE, for valuable consideration, the parties agree as follows:

          1. Assignment. Subject to the terms of the Purchase Agreement, Assignor hereby assigns and transfers to Assignee, effective as of the Close of Escrow (as defined in the Purchase Agreement), all of Assignor's right, title and interest in each of the Contracts effective as of the Close of Escrow (as defined in the Purchase Agreement). Such assignment is without representation or warranty by, or recourse to, Seller.

          2. Assumption. Assignee hereby agrees to and accepts the assignment of Assignor's rights under each of the Contracts as provided in Section 1 above, and Assignee assumes and agrees to perform all obligations required to be kept and performed by Assignor under each of the Contracts arising or accruing from and after the Close of Escrow (as defined in the Purchase Agreement).

          3. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

          4. Miscellaneous. This Assignment shall be binding on the parties and their respective successors and assigns. The headings to sections of this Assignment are for convenient reference only and shall not be used in interpreting this Assignment.

          5.Indemnification. Assignee agrees to and shall indemnify, defend and hold Assignor harmless from and against any and all claims, costs, demands, losses, damages, liabilities, lawsuits, actions and other proceedings in law or in equity or otherwise, judgments, awards and expenses of every kind and nature whatsoever, including without limitation, attorneys' fees, arising out of or relating to, directly or indirectly, in whole or in part, the Contracts, arising, occurring and/or relating to the period from and after the Close of Escrow (as defined in the Purchase Agreement).

          6.Attorneys' Fees. If any action or proceeding is commenced by either party to enforce its rights under this Assignment, the prevailing party in such action or proceeding shall be entitled to recover all reasonable costs and expenses incurred in such action or proceeding, including reasonable attorneys' fees and costs, in addition to any other relief awarded by the court.

          Dated:_________________, 1997.


                                       ASSIGNOR:

                                       KIP PROPERTIES LLC, a California limited liability company

                                       By:_____________________________________

                                       Title:__________________________________


                                       ASSIGNEE:


                                       ________________________________________

                                       By:_____________________________________

                                       Title:__________________________________

                             ASSIGNMENT OF CONTRACTS

                                  EXHIBIT "1"

                                    CONTRACTS



                                [TO BE PROVIDED]

                         AGREEMENT OF PURCHASE AND SALE

                          AND JOINT ESCROW INSTRUCTIONS

                                 EXHIBIT "6(e)"

                BILL OF SALE AND ASSIGNMENT OF PERSONAL PROPERTY


          This Bill of Sale and Assignment of Personal Property (the "Assignment") is executed by KIP Properties LLC, a California limited liability company (the "Seller"), in favor of _____________________________(the "Buyer"), with reference to the following facts:

          A. Seller and Buyer have entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated September 10, 1997 (the "Purchase Agreement") in which Seller has agreed to sell and Buyer has agreed to purchase the real property and improvements more particularly described in the Purchase Agreement (collectively, the "Project").

          B.Pursuant to the Purchase Agreement, Seller has agreed to sell and assign to Buyer all of Seller's right, title and interest in and to the personal property described in Exhibit "1" attached hereto (the "Personal Property").

          THEREFORE, for valuable consideration, Seller agrees as follows:

          1. Assignment. Subject to the terms of the Purchase Agreement, Seller assigns, sells and transfers to Buyer all of Seller's right, title and interest in and to the Personal Property effective as of the Close of Escrow (as defined in the Purchase Agreement). Such assignment, sale and transfer are without representation or warranty by, or recourse to, Seller.

          2. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

          3. Miscellaneous. This Assignment shall be binding on the parties and their respective successors and assigns. The headings to sections of this Assignment are for convenient reference only and shall not be used in interpreting this Assignment.

          4.Attorneys' Fees. If any action or proceeding is commenced by either party to enforce its rights under this Assignment, the prevailing party in such action or proceeding shall be entitled to recover all reasonable costs and expenses incurred in such action or proceeding, including reasonable attorneys' fees and costs, in addition to any other relief awarded by the court.

          5. California Law. This Assignment shall be governed by and interpreted in accordance with the laws of the State of California.

          Dated:______________, 1997.


                                        SELLER:
                                        KIP PROPERTIES LLC,
                                        a California limited liability company



                                        By:____________________________________

                                        Title:_________________________________


Accepted and Agreed:

BUYER:


______________________________________



By:___________________________________

Title:________________________________

                         AGREEMENT OF PURCHASE AND SALE

                          AND JOINT ESCROW INSTRUCTIONS

                                 EXHIBIT "6(F)"

                TRANSFEROR'S CERTIFICATION OF NON-FOREIGN STATUS



To inform_____________________________ ("Transferee"), that withholding of tax under Section 1445 of the Internal Revenue Code (the "Code") will not be required upon the transfer of certain real property to the Transferee by KIP Properties LLC, a California limited liability company ("Transferor"), the undersigned hereby certifies the following on behalf of the Transferor:

          1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

          2. The Transferor's U.S. tax identification number is__________________ ; and

          3 .The Transferor's office address is 2222 Corinth Avenue, Los Angeles, California 90064.

          The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

          The Transferor understands that the Transferee is relying on this Certification in determining whether withholding is required upon said transfer.

          Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

Dated:__________________, 1997.

                                        KIP PROPERTIES LLC,
                                        a California limited liability company

                                        By:____________________________________

                                        Title:_________________________________

                         AGREEMENT OF PURCHASE AND SALE

                          AND JOINT ESCROW INSTRUCTIONS

                                 EXHIBIT "8.1.3"

                           TENANT ESTOPPEL CERTIFICATE


TO WHOM IT MAY CONCERN:

          The undersigned certifies and confirms that as of the date of this
Certificate:

          1 The undersigned is the tenant under that certain lease dated_______________ , 19______, as modified by amendments dated_______________
(collectively, the "Lease") by and between KIP Properties LLC, a California limited liability company ("Landlord"), as the successor-in-interest to the original landlord under the Lease if the original landlord was not Landlord, and ________________________________________________________ ("Tenant") covering those certain premises commonly known and designated as______________________________________________________________________
California (the "Premises"), and located in the building or improvements (the "Building") on the real property commonly known as______________________________ _______________________________________________________ (the "Real Property").
The Building and Real Property are referred to collectively as the "Property".

          2. The following information regarding the Lease is true and correct:

             (a)    Lease term expiration date: ________________________, 19__

             (b)    Current minimum monthly base rent: $______________________

             (c)    Minimum monthly base rent is paid to and including:
                    _________________________, 19__
             (d) Additional rent or monthly charges are being paid to Landlord for, among other things, operating expenses, common area maintenance and real property taxes, in the following amount per month: $ ____________________________

              (e)   Amount of security deposit held by Landlord under the
                    Lease: $__________________________________________________


          3. Tenant has unexercised options to extend or renew the Lease term for a total of_____________________ years [if no options exist, insert "None"].

          4. The Lease represents the entire agreement between Tenant and Landlord regarding the Premises. The Lease has not been modified in any respect, except for the amendments which are part of the Lease as noted in Section 1 above.

          5. The Lease is in full force and effect and to Tenant's knowledge, there are no uncured defaults on the part of Landlord, or events or conditions that with the passage of time, the giving of notice, or both, would constitute a default by Landlord under the Lease.

          6. Tenant acknowledges and agrees that this certificate may be relied upon by (a) any prospective purchaser of the Property in connection with such purchaser's acquisition of the Property from Landlord; and (b) any lender financing such purchaser's acquisition of the Property.


          Dated:_________________, 1997.





                                        TENANT:

                                        _______________________________________


                                        By:____________________________________

                                        Title:_________________________________